Exhibit 10.17

CONTRATO DE ARRENDAMIENTO que entran por ye entre una parte, “INMOBILIARIA LA RUMOROSA, S.A. DE C.V.”, representado en este acto por el Sr. PABLO CHARVEL OROZCO en lo sucesivo referido como “EL ARRENDADOR”, y “FOOTPRINT MX, S. DE R.L. DE C.V.” representado en este acto por el Sr. TROY M. SWOPE, en lo sucesivo referido como “EL ARRENDATARIO” y que formalizan al tenor de las DECLARACIONES y CLAUSULAS siguientes:	LEASE AGREEMENT entered into by and between, “INMOBILIARIA LA RUMOROSA, S.A. DE C.V.”, represented herein by Mr. PABLO CHARVEL OROZCO hereinafter referred to as “LESSOR”, and “FOOTPRINT MX, S. DE R.L. DE C.V.” represented herein by Mr. TROY M. SWOPE, hereinafter referred to as “LESSEE”, agreement which is formalized pursuant to the following RECITALS AND CLAUSES:

DECLARACIONES	RECITALS

Declare en este acto EL ARRENDADOR por conducto de su representante el Sr. PABLO CHARVEL OROZCO:	The LESSOR hereby declares through its representative Mr. PABLO CHARVEL OROZCO:

I. Que su representado es una debidamente incorporado conforme a las leyes de los Estados Unidos Mexicanos, lo que se evidencia con la Escritura Publica 36,499 del volumen 709 fechado en el 19 de Junio del 1979 ejecutado ante la fe del Licenciado Pedro del Paso Regaert, Notario Publico 65 de la ciudad de Mexico, Distrito Federal, debidamente inscrito en el Registro Publico de la Propiedad y del Comercio de dicha ciudad y la copia certificada de dicha escritura se acompaña a este Contrato como Anexo “A”.	I. That the company he represents is duly incorporated under the laws of Mexico, which is evidenced with the public instrument 36,499 volume 709 issued on June 19th 1979 executed before attorney Pedro del Paso Regaert, Public Notary number 65 of Mexico City, duly registered upon the Public Registry of Property and Commerce of said city, a certified copy of which is attached to this Agreement as Exhibit “A”.

II. Que por medio de instrumento publico numbero 2,876, del volumen 56, fechado el 17de Enero del 1987, ejecutado adelante del Protocolo al cargo del Licenciado Guillermo Enriquez de Rivera B., Notario Publico Numbero ocho, de esta municipalidad, y inscrita ante el Registro Publico de la Propiedad y del Comercio de Mexicali, Baja California, Mexico en el 18 de Septiembre del 1987, registrado bajo el folio de entrado en el registro numero 31,417, cambio su denominacion a “INMOBILIARIA LA RUMOROSA SOCIEDAD ANONIMA DE CAPITAL VARIABLE”, y la que copia certificada de dicha escritura se acompañia en este Contrato como Anexo “B”.	II. That by means of public instrument number 2,876, of volume 56, dated January 17, 1987, executed before Attorney Mr. Guillermo Enriquez de Rivera B., Notary Public number eight, of this municipality, and registered before the Public Registry of Property and Commerce of Mexicali, Baja California, Mexico on September 18, 1987, recorded under log entry number 31,417, changed its name to “INMOBILIARIA LA RUMOROSA SOCIEDAD ANONIMA DE CAPITAL VARIABLE”, and whose certified copy of said deed is attached to this Agreement as Exhibit “B.”

III. Que el Sr. PABLO CHARVEL OROZCO tiene capacidad legal suficiente para actuar en su nombre y representacion, y sujetarla a los terminos del presente Contrato, se evidencia en el Escritura Publica Numero 46,817, volumen 1546, fechado 24 de Agosto del 2009, ejecutado ante la fe del Licenciado RAMIRO E. DUARTE QUIJADA, Notario Publico No. 10 en la Ciudad de Mexicali, Baja California, Mexico, registrada bajo folio de entrado mercantil electronico numero 31417*1 en fecha 13 de Julio del 2010, de la Seccion Comercio del Registro Publico de la Propiedad y de Comercio en esta Ciudad de Mexicali, Baja California, y la copia certificada de dicha escritura se acompaña a este Contrato como Anexo “C”.	III. That Mr. PABLO CHARVEL OROZCO has sufficient legal capacity to act on its name and representation and to bind it in terms of this Agreement, as evidenced in Public Instrument No. 46,817, volume 1546, dated August 24, 2009, executed before Attorney RAMIRO E. DUARTE QUIJADA, Notary Public No. 10 in the city of Mexicali, Baja California, Mexico, recorded under electronica mercantile log entry number 31417*1, on July 13, 2010, in the Commerce Section, at the Office in Mexicali, Baja California, of the Public Registry of Property and Commerce, a certified copy of which is attached to this Agreement as Exhibit “C”.

IV. Se encuentra inscrita en el Registro Federal de Contribuyentes con el numero IRU-790619-R65.	IV. It is registered before the Federal Registry of Taxpayers under the number IRU-790619-R65.

V. Que su domicilio se encentra ubicado en Avenida Eucalipto #2399, Colonia Rivera, Mexicali, Baja California, CP 21259.	V. Its address is located in Ave. Eucalipto #2399, Colonia Rivera, Mexicali, Baja California, CP 21259.

VI. Que es propietario y puede disponer libremente de una porcion de terreno, identificado como Lote 1, Bloque 5, del Parque Industrial Valle de Calafia, con una superficie total de 81,140.32 m2 (Ochenta uno mil cien cuarenta punto treinta dos metros cuadrados), equivalentes a 873,387.10 ft2 (Ochocientos setenta y tres mil trescientos ochenta y siente punto diez pies cuadrados), y de las mejoras construidas en el mismo y que se detallaran mas adelante en el presente documento, incluyendo pero no limitado al edificio ubicado dentro de dicho parque industrial, identificado como Edificio Industrial VII.	VI. It is the owner and may freely dispose of a portion of land, described as Lot 1, Block 5, of Parque Industrial Valle de Calafia, with a total surface of 81,140.32 m2 (Eighty one thousand one hundred and forty point thirty two square meters), equivalent to 873,387.10 ft2 (Eight hundred seventy three thousand three hundred eighty seven point ten square feet), and of the improvements therein constructed, as detailed hereinafter in the present document, including but not limited to the building located within said industrial park, identified as Industrial Building VII.

El alcance de este contrato constituye de una area construida de 17,889.30 m2 (Diecisiete mil ochocientos ochenta y nueve punto treinta metros cuadrados), equivalentes a 192,558.80 ft2 (Ciento noventa y dos mil quinientos cincuenta y ocho punto ochenta pies cuadrados), correspondiente al area identificada como Edificio Industrial VII, que incluye ciento cuarenta y siete (147) espacios para estacionamiento de vehiculos, y que corresponde al domicilio ubicado en Avenida Valle de Calafia numero 80, Colonia Mariano Abasolo, Delegacidn Gonzalez Ortega, Parque Industrial Valle de Calafia, C.P. 21600.	The scope of this agreement constitutes a constructed area of 17,889.30 m2 (Seventeen thousand eight hundred eighty nine point thirty square meters), equivalent to 192,558.80 ft2 (one hundred ninety two thousand five hundred and fifty eight point eighty square feet), corresponding to the area identified as Industrial Building VII, which includes one hundred and forty seven (147) vehicle parking spaces, and corresponds to the address located in Avenida Valle de Calafia number 80, CoIonia Mariano Abasolo, Delegation Gonzalez Ortega, Parque Industrial Valle de Calafia, C,P. 21600.

Dicho edificio industrial, las mejoras establecidas en el presente contrato, y los espacios de estacionamiento que corresponden a dicho edificio, en lo subsecuente referido seran denominadas conjunta y indistintamente como la “Propiedad Arrendada”, y se especifican en el Anexo “D” que firmado de aceptacien y ejecutado con las mismas por las partes se anexa al presente contrato formando parte del mismo.	Said industrial building, improvements mentioned in this agreement and parking spaces corresponding to said building, are hereinafter referred collectively and indistinctively as the “Leased Property”, and are detailed in Exhibit “D” that duly accepted and executed by the parties is attached hereto and made a part hereof.

VII. Que es su intencion dar en arrendamiento la Propiedad Arrendada al ARRENDATARIO, de acuerdo a los terminos y condiciones de este Contrato.	VII. It is its intent to Lease the Leased Property to LESSEE, pursuant to the terms and conditions of this Agreement.

Declara en este acto el ARRENDATARIO, por conducto de su representante legal TROY M. SWOPE que:	LESSEE here by declares through its Legal Representative TROY M. SWOPE that:

VIII. Que acredita la legal existencia del ARRENDATARIO como una Sociedad Mercantil, se en consta por la Escritura Publica Numero 53,044, volumen 894, ejecutado el 07 de Abril del 2005, ante la fe del Licenciado Victor lbahez Bracamontes, Notario Publico Numero Ocho de la Ciudad de Mexicali, Baja California, Mexico y registrada bajo el folio de entrado numero 5329298 de fecha 17 de Mayo del 2005 de la Seccion Comercio del Registro Publico de la Propiedad y de Comercio en la Ciudad de Mexicali, Baja California, la copia certificada se agrega al presente marcada como Anexo “E”, para formar parte integrante del mismo.	VIII. It evidences the legal existence of LESSEE as a Mercantile Corporation, as per Public Instrument Number 53,044, volume 894, executed on April 7, 2005, before Attorney Victor Ibanez Bracamontes, Notary Public Number Eight of the City of Mexicali, Baja California, Mexico, recorded under log entry number 5329298 on May 17, 2005 of the Commerce Section of the Public Registry of Property and Commerce in the City of Mexicali, Baja California, Mexico, a certified copy of which is attached herein as Exhibit “E” and made a part hereof.

IX. Que por virtud de una Asamblea Extraordinaria de Socios, modifico su denomination social de EARTH RECYCLE INC., S. DE R.L. DE C.V. a FOOTPRINT MX, S. DE R.L. DE C.V., como evidenciado por el Instrumento Publico numero 94,462, del volumen 2190, fechado 16 de Enero del 2014, otorgada ante el Licenciado Carlos Enriquez de Rivera Castellanos, Notario Publico Numero Nueve de la ciudad de Mexicali, Baja California, Mexico, inscrita ante el Registro de la Propiedad y del Comercio bajo Partida numero 30472*1, en el 29 de Enero del 2014, de la Seccion Comercio del Registro Publico de la Propiedad y del Comercio de la ciudad de Mexicali, Baja California, Mexico, la copia certificada se adjunta a este contrato como Anexo “F” y forma parte del mismo.	IX. That by means of an Extraordinary Partners Meeting, it amended its corporate name from EARTH RECYCLE INC., S. DE R.L. DE C.V. to FOOTPRINT MX, S. DE R.L. DE C.V., as evidenced by Public Instrument Number 94,462, volume 2190, issued on January 16, 2014, before Attorney Carlos Enriquez de Rivera Castellanos, Notary Public Number Nine of the City of Mexicali, Baja California, Mexico, recorded under log entry number 30472*1 on January 29, 2014, of the Commerce Section of the Public Registry of Property and Commerce in the City of Mexicali, Baja California, Mexico, a certified copy of which is attached herein as Exhibit “F” and made a part hereof.

X. Que se encuentra representada por el Sr. TROY M. SWOPE, quien tiene suficiente capacidad legal para representar al ARRENDATARIO en este acto, mismo que no ha sido revocado de ninguna forma modificadas o limitadas, evidenciado en los terminos del Instrumento Publico Numero 102,861, del volumen 2482, fechado el 28 de Abril del 2015, otorgada ante el Licenciado Carlos Enriquez de Rivera Castellanos, Notario Publico numero Nueve de la ciudad de Mexicali, Baja California, Mexico, la copia certificada se adjunta a este contrato como Anexo “G” y forma parte del mismo.	X. It is represented by Mr. TROY M. SWOPE, who has sufficient legal capacity as LESSEE’S Representative, to appear on its behalf with sufficient authority, same which has not been revoked or in any form modified or limited, as evidenced by Public Instrument Number 102,861, volume 2482, issued on April 28, 2015, before Attorney Carlos Enriquez de Rivera Castellanos, Notary Public Number Nine of the City of Mexicali, Baja California, Mexico, a certified copy of which is attached herein as Exhibit “G” and made a part hereof.

XI. Que el domicillo en que tiene el principal lugar de negocios es ubicado en Carretera Mexicali Islas Agrarias Kilometre 10.5, Col. Mariano Abasolo, en Mexicali, Baja California, Mexico, y que el Registro Federal de Contribuyentes del ARRENDATARIO es ERI-0548-3E6.	XI. The address at which it has its principal place of business is located in Carretera Mexicali Islas Agrarias. Kilometro 10.5, Col. Mariano Abasolo, in Mexicali, Baja California, Mexico, and LESSEE’S Federal Tax Payers Registry number is ERI-0548-3E6.

XII. Que es su intention arrendar del ARRENDADOR la Propiedad Arrendada que se describe en la Declaración VI anterior, de acuerdo a los terminos y condiciones establecidas en este Contrato.	XII. it is LESSEE’S intent to lease from LESSOR the Leased Property described in Recital VI hereinabove, pursuant to the terms and conditions set forth In this Agreement.

De acuerdo con lo anterior las partes otorgan lo siguiente:	Pursuant to the above the parties agree as follows:

CLAUSULAS	CLAUSES

PRIMERA. OBJETO DE ESTE CONTRATO, CONSTRUCCIONES Y MEJORAS.	FIRST. PURPOSE OF LEASE AGREEMENT CONSTRUCTIONS AND IMPROVEMENTS.

En los terminos y condiciones que se establecen mas adelante, el objeto del presente Contrato es el siguiente:	On the terms and conditions set forth hereinafter, the purpose of this Lease Agreement is as follows:

A. El ARRENDADOR da en arrendamiento al ARRENDATARIO y el .ARRENDATARIO toma en arrendamiento del ARRENDADOR, la PROPIEDAD ARRENDADA a que se refiere la Declaración VI del presente contrato, la cual se considera reproducida como si a la letra se insertare, con el fin de realizer actividades consistentes en la fabricacion ligera. Dichas actividades no podran violar las disposiciones del Reglamento del Parque Industrial, una copia se agrega a este contrato como Anexo “H”, ni cualquier Ley, Reglamento o ordenamiento publico con del ambits federal o local, especialmente los relacionados a la materia ambientales y sanitaria.	A. LESSOR hereby leases to LESSEE, and LESSEE hereby leases from LESSOR the LEASED PROPERTY as described in Recital VI hereinabove, description which is hereby considered reproduced as if literally inserted, for the purpose of performing activities consisting of light manufacturing. Such activities shall not violate the Industrial Park regulations, a copy of which is attached hereto as Exhibit “H”, or any federal or local Law, Regulation or public ordinance, particularly all regulations related to sanitary and environmental controls.

B. El ARRENDADOR a su costa ha construido en cumplimiento de toda la normatividad aplicable, la Propiedad Arrendada y mejoras descritas en la Declaracion VI, alas cuales en su conjunto se denominara como las “Mejoras del ARRENDADOR”. El ARRENDADOR por medio del presente se obliga a garantizar las condiciones y calidad de las Mejoras del Arrendador.	B. LESSOR at his own cost and expense has constructed in compliance with all applicable regulations, the Leased Property and improvements referred to in Recital VI, which shall collectively be referred to as “LESSOR’S Improvements”. LESSOR hereby agrees to guarantee the conditions and quality of Lessor’s Improvements.

C. En caso de que el ARRENDATARIO requiera que el ARRENDADOR haga cuale quier construction adicional o mejoras adicionales a las definidas como las Mejoras del ARRENDADOR en la Propiedad Arrendada, dichas mejoras seran negociadas caso por caso y sujetas a un Contrato de Construccion adicional, mismo que se agregara al presente bajo el Anexo consecutivo correspondiente y para efectos del presente se denominaran las “Mejoras por Contrato”.	C. In the event that LESSEE requires LESSOR to perform any construction or improvements beyond the scope of LESSOR’s Improvements upon, such Improvements will be negotiated on a case by case basis and subject to a separate Construction Agreement, which will be added to this Agreement to form a part hereof, and which shall be identified with the corresponding Exhibit number and for purposes of this Agreement shall be identified as “Contractual Improvements”.

Las Mejoras por Contrato que amplean la superficie rentable, cualquiera que sea su naturaleza, dentro de la Propiedad Arrendada, incluyendo pero no limitado a un entresuelo, cafeteria, ampliacion de oficinas, almacenes, laboratorios, cuartos de maquinas, planta de production y espacio de estacionamiento en adicion al espacio de estacionamiento localizado en la	Contractual Improvements that expand leasable surface within the Leased Property, whatever its nature, including but not limited to a mezzanine, cafeteria, expansion of offices, warehouses, lab rooms, machinery rooms, production floor, and parking space in addition to that parking space allocated within the initially defined Leased Property, will be considered by

definicion initial de Propiedad Arrendada, se consideran por las partes como zona rentable, y por consiguiente como parte de la Propiedad Arrendada, por lo cual el valor de renta de la misma sera negociado oportunamente por el ARRENDADOR y el ARRENDATARIO, considerando para el efecto la superficie, su naturaleza, materiales de construcción y acabados de la misma segun su destino. En cualquier caso, las anteriores precisiones y cualesquier otras necesarias constaran por escrito y ejecutadas por las partes.	the parties as rental area, and thus part of the Leased Property under this Agreement, for which rent value will be timely negotiated by LESSEE and LESSOR, considering the surface, its nature, construction materials and furnishings of the same, considering its purpose. In any event, all such precisions and others necessary shall be agreed on writing and executed by the parties.

El cantidad de renta establecido en la Clausula Tercera del presente Contrato, se determina con base en la superficie arrendada y las Mejoras del Arrendador aqui establecidas. Cualquier mejora adicional que Ileve a cabo el ARRENDADOR sobre la Propiedad Arrendada, ocasionara el correspondiente ajuste de renta, considerando los factores mencionados en la ultima parte del parrafo anterior.	The amount of rent established in Clause Third of this Agreement, has been determined based on the leasable surface and Lessor’s Improvements upon. Any additional improvements performed by LESSOR over the Leased Property shall cause the corresponding rent adjustment, considering the factors mentioned in the latter part of the preceding paragraph.

SEGUNDA. TERMINO DEL ARRENDAMIENTO Y FECHA DE INICIO DE VIGENCIA.	SECOND. LEASE TERM AND COMMENCEMENT DATE.

A. Contrato de Arrendamiento. Este Contrato estara en efectivo desde la fecha de su suscripcion y continuara vigente hasta que sea terminado en la forma prevista en el presente. La expresion “Termino de Arrendamiento” segun se utiliza de aqui en adelante, significara el período completo de arrendamiento de la Propiedad Arrendada.	A. Lease Agreement. This Lease Agreement shall be effective from the date of execution hereof and until the same is terminated as provided hereinafter. The complete period of tenancy of the Leased Property shall be referred to hereinafter as the “Lease Term”.

El Termino Initial de este Arrendamiento (“Termino Inicial”) comenzara el dia de firma del presente contrato, y concluira a los siete (07} años posteriores a la fecha de firma por ambas partes del Acta de Entrega. Los pagos de renta por concepto empezaran a correr a partir de la fecha de firma del Acta de Entrega tal y como se describen en la CLAUSULA TERCERA.	The initial term of this Lease (“Initial Term”) shall commence upon the execution of this agreement, and shall conclude seven (07) years following the day of execution of the Certificate of Delivery. Payment of rents will commence at the day of the execution of the Certificate of Delivery described un Clause Third.

B. Año de Arrendamiento. El termino “Año de Arrendamiento” sera utiliza de aqui en adelante, significara un período de doce (12) meses consecutivos completos de calendario. El primer Año de Arrendamiento comenzara en la Fecha de inicio del arrendamiento, si la fecha de inicio ocurriere el dia primero de un mes calendario; en caso contrario, el primer Año de Arrendamiento comenzara a partir del primer dia del mes calendario siguiente a la Fecha de Inicio del termino arriba mencionado. Cada Año de Arrendamiento posterior, comenzara a partir del primer aniversario del primer Año de Arrendamlento.	B. Lease Year. The term “Lease Year” as used herein, shall mean a period of twelve (12) consecutive full calendar months. The first Lease Year shall begin on the Commencement Date, if the date of commencement of the term hereof shall occur on the first day of a calendar month; if not then the first Lease Year shall commence upon the first day of the next calendar month following the Commencement Date of the term hereof. Each Lease Year thereafter, shall commence upon the first anniversary of the First Lease Year.

C. Opcion para Ampliar. El ARRENDATARIO tiene la opcion de solicitar la extensión del Termino de Arrendamiento en los terminos, condiciones y rentas establecidos en este Contrato, por un (01) periodo adicional de siete (07) años (“Terminos de la Extensión”), mediante aviso por escrito dado al ARRENDADOR por el ARRENDATARIO en cualquier momento durante el Termino Inicial y con un minimo de ciento ochenta (180) dias naturales de anticipacion al vencimiento del Termino Inicial de Arrendamiento o su Extensión, siempre y cuando el ARRENDATARIO se encuentre al corriente en el pago de la renta y cualesquier otra obligación a su cargo en los terminos del presente Contrato. Las partes convienen que por falta de notificacion en tiempo y forma para ejercer la Extensión aqui referida, se entiende que el ARRENDATARIO no tiene intention de extender el Termino de Arrendamiento y en consecuencia, el ARRENDATARIO en el ultimo dia del Termino Inicial del Arrendamiento o la extensión, procedera a desocupar la Propiedad Arrendada sin que el ARRENDADOR se lo requiera y sin cualquier otro tramite adicional de lo establecido en este contrato.	C. Option To Extend. LESSEE shall have the option to request the extension of the Lease Term of this Lease Agreement upon the terms, conditions and rents set forth herein, for one (01) additional period of seven (07) years (“Extension Terms”), by giving written notice to LESSOR in any time during the Initial Term and no less than one hundred and eighty (180) calendar days prior to the expiration of the Initial Term of this Lease Agreement or its extension, so long as LESSEE is not then in default in payment of rent or of any other obligation hereunder. The parties hereby agree that lack of timely and formal notice by LESSEE to exercise Its option to Extended the Term of Lease herein referred, shall be understood that LESSEE does not intend to extend the Lease Term, and consequently, LESSEE shall, no later than the last day of the Initial Term, or extension thereof, proceed to vacate the Leased Property without LESSOR having to request it and with no further proceeding than that herein contained.

D. Opción de Reubicar. El ARRENDADOR tendra la opcion de reubicar a la ARRENDATARIA a otra area con caracteristicas y condiciones similares a la Propiedad Arrendada.	D. Option to Relocate. LESSOR shall have the option to relocate LESSEE to another area with similar characteristics and conditions as that of the Leased Property.

Para ejercer esta opción, el ARRENDADOR tendra que notificar a la ARRENDATARIA con cuando menos treinta (30) dias naturales de anticipaclon a la fecha en que desee que se efective dicha reubicacion. En caso de aceptacion, el ARRENDADOR se obliga al pago de todos los gastos que implique dicha reubicacian de la ARRENDATARIA.	In order to execute said option, LESSOR is obligated to notify LESSEE of its intention, no later than thirty (30) calendar days prior to the date it wishes to perform such relocation. In such case, LESSOR is obligated to assume all costs generated for LESSEE’S relocation.

En caso de efectuarse dicha reubicacion de la ARRENDATARIA, el presente contrato seguirá valida, y en su caso, cualquier modificacion a las condiciones aqui establecidas, deberan establecerse por escrito y firmadas por las partes.	In case LESSEE’S relocation is performed, this agreement shall remain valid, and any modification to the conditions set forth herein, shall be stipulated in writing and signed by both parties.

TERCERA. RENTA MENSUAL	THIRD. MONTHLY RENT

A. Arrendamiento. Como precio fijo por el arrendamiento de la Propiedad Arrendada durance el Termino de Arrendamiento, el ARRENDATARIO pagara una renta mensual al ARRENDADOR por la cantidad de $84,452.93 dólares (Ochenta y cuatro mil cuatrocientos cincuenta y dos dólares 93/100, moneda de los Estados Unidos de America), adicionado del Impuesto al Valor Agregado (IVA) aplicable. Dicha renta se compone por lo siguiente:	A. Lease. As a fixed price for the lease of the Leased Property during the Term of Lease, LESSEE shall pay a monthly rent to LESSOR in the amount of $84,452.93 dollars (Eighty four thousand four hundred and fifty two dollars 93/100 currency of the United States), plus the applicable Value Added Tax (VAT). Such rent is composed of the following quantities:

(a) La cantidad de $74,537,34 dólares (Setenta y cuatro mil quinientos treinta y siete dólares 34/100, moneda de los Estados Unidos de America), adicionado del Impuesto al Valor Agregado (IVA) aplicable, fijado por las partes como renta principal por el arrendamiento de la Propiedad Arrendada.	(a) The amount of $74,537.34 dollars (seventy four thousand five hundred and thirty seven dollars 34/100 currency of the United States), plus the applicable Value Added Tax (VAT), established by both parties as primary rent for the Lease of the Leased Property.

(b) La cantidad de $6,064.45 dólares (Seis mil sesenta y cuatro dólares 45/100, moneda de los Estados Unidos de America), adicionado del Impuesto al Valor Agregado (IVA) aplicable, fijado por las partes como renta adicional por las mejoras ejecutadas por el ARRENDADOR a solicitud del ARRENDATARIO, mismas que se detallan en el Anexo “I” que se adjunta al Contrato.	(b) The amount of $6,064.45 dollars (Six thousand and sixty four dollars 45/100 currency of the United States), plus the applicable Value Added Tax (VAT), set by the parties as additional fee for the improvements executed by the LESSOR at the request of the LESSEE, same as detailed in the Exhibit “I” attached hereto.

(c) La cantidad de $3,851.14 dólares (Tres mil ochocientos cincuenta y uno dólar 14/100, moneda de los Estados Unidos de America), adicionado del Impuesto al Valor Agregado (IVA) aplicable, fijado por las partes como renta adicional por conectar el sistema contra incendios de la Propiedad Arrendada a la infraestructura de prevention de incendios del Parque Industrial.	(c) The amount of $3,851.14 dollars (Three thousand eight hundred and fifty one dollars 14/100 currency of the United States), plus the applicable Value Added Tax (VAT), established by both parties as additional fee for connecting the Leased Property’s fire prevention system to the Industrial Park’s fire prevention infrastructure.

B. Cuota de Mantenimiento. El ARRENDATARIO pagara una cuota mensual para el mantenimiento del Parque Industrial, por la cantidad de $3,741.36 dólares (Tres Mil Setecientos Cuarenta y Uno dólar 36/100, moneda de los Estados Unidos de America), adicionado del Impuesto al Valor Agregado (IVA) aplicable.	B. Maintenance fee. LESSEE will pay a monthly fee for maintenance of the industrial Park, in the amount of $3,741.36 dollars (Three thousand seven hundred and forty one dollars 36/100 currency of the United States), plus the applicable Value Added Tax (VAT).

C. Incremento de Renta, Cuota de Mantenimiento y Renta por la Conexion del Sistema Contra Incendios. La Renta, Cuota de Mantenimiento y la Renta por la Conexion del Sistema Contra Incendios que el ARRENDATARIO se obliga a pagar al ARRENDADOR, sera ajustada anualmente mediante la aplicacion del mas reciente Indice de Precios al Consumidor (Consumer Index Price) para el area de Los Angeles-Anaheim-Riverside zona publicado por el “United States Bureau Of Labor Statistics” en cada aniversario del inicio del Termino de Arrendamiento, en el entendido que dicho ajuste no podra ser menor de 1.5% ni mayor de 6% base anual.	C. Rent, Maintenance Fee and Fire Prevention System Connection fee Increase. Rent, Maintenance Fee and Fire Prevention System Connection fee LESSEE is bound to pay LESSOR, will be adjusted annually with the application of the most recent Consumer Index Price (Index) for the Los Angeles-Anaheim-Riverside area as published by the United States Bureau Of Labor Statistics, on each anniversary of start of the Lease Term, provided that said adjustment may not be less than 1.5% nor greater than 6% on an annual basis.

Si el control o la publicacion del Indite es transferida a cualesquier otro departamento, oficina o agenda del gobierno de los Estados Unidos de America, o es descontinuado o suspendido, entonces el Indice mas similar al Indite sera utilizado para calcular el incremento en la renta, cuotas de mantenimiento y renta por la conexion del sistema contra incendios aqui mencionados. Si el ARRENDADOR y el ARRENDATARIO no pueden acordar en un indice alterno semejante, entonces el asunto sera sometido a arbitraje a la “American Arbitration Association” de acuerdo con las reglas de la Asociacion en vigor en ese momenta, y la decision de los arbitros sera obligatoria para las partes. El costo del arbitraje sera dividido en partes iguales entre el ARRENDADOR y el ARRENDATARIO.	If control or publication of the Index is transferred to any other department, bureau or agency of the United States government or is discontinued, then the index most similar to the Index shall be used to calculate the rent, maintenance fees and Fire Prevention System Connection fees increases provided for herein. lf LESSOR and LESSEE cannot agree on a similar alternate index, then the matter shall be submitted for decision to the American Arbitration Association in accordance with the then rules of such Association, and the decision of the arbitrators shall be binding upon the parties. The cost of such arbitration shall be divided equally between LESSOR and LESSEE.

Los ajustes de inflation continuaran en una base anual.	Inflation adjustments will continue on an annual basis.

D. Renta durante el Termino Extendido. La renta mensual durante el Primer año del Termino Extendido definido en la Clausula Segunda, Apartado C de este contrato, sera igual al producto de:	D. Rent during the Extended Term. The monthly rent for the First lease year of the Extended Term defined in Clause Second, Section C of this agreement, shall be equal to the product of:

(a) La renta mensual principal pagada por el ARRENDATARIO durante el Año de Arrendamiento inmediato anterior, segun se definio en la Clausula Tercera, Apartado A, párrafo a), muitiplicada por	(a) The monthly rent paid by LESSEE during the immediately preceding Lease Year, as defined in Clause Third, Section A, paragraph a), multiplied by

(b) El Indice (como se define en el Apartado anterior) de los doce meses imediatamente anteriores. Dicho incremento no podra ser menor de 1.5% ni mayor de 6% base anual.	(b) The Index (as defined in the preceding Section) for the immediately preceding twelve months. Said increase may not be less than 1.5% nor greater than 6% on an annual basis.

(c) La renta mensual ajustada sera el resultado de sumar a la renta mensual del año imediato anterior, el incremento de la renta calculado conforme al procedimiento mencionado en los párrafos anteriores.	(c) Adjusted rent shall be the result of adding to monthly rent paid for the preceding year, the increment of rent calculated according to the procedure mentioned in the preceding paragraphs.

E. Tiempo y Forma de Pago.	E. Time and Manner of Payment.

(a) El ARRENDATARIO pagara la renta y cuota de mantenimiento el primer dia de cada mes durante el Termino Inicial o sus extensions del mismo, a partir de la Fecha de Inicio del arrendamiento. Cuando el primer dia del mes sea una dia no laborable, dicha mensualidad se pagara el dia habil imediatamente anterior al referido primer dia de cada mes. La renta de cualquier mes partial se prorrateado.	(a) LESSEE will pay rent and maintenance fee in advance on the first day of each month during the Initial Term or extension thereof, as of the Commencement Date of this agreement. When the first day of the month is a non-working day, such payment shall be performed on the working day immediately preceding the aforementioned first day of each month. Rent for any partial month will be prorated.

Si dicha renta o cuota de mantenimiento no se paga dentro de los primeros diez (10) dias naturales de cada mes, el ARRENDATARIO estara en mora de pago y por la presente se oblige a pagar el cinco por ciento (5%) de recargo mensual aplicable a la cantidad correspondiente.	If such rent or maintenance fee is not paid within the first ten (10) calendar days of any given month, LESSEE will be in delinquency of payment and hereby is bound to pay a five percent (5%) monthly late payment fee applicable to the corresponding amount.

(b) El ARRENDATARIO pagara la renta y cuota de mantenimlento antes establecidas, en Dólares moneda de los Estados Unidos de America, en el domicilio del ARRENDADOR selialado en este Contrato, o por deposito directo o electronico o transferencia en el domicilio de la institucien de credito o cesionario de los derechos del ARRENDADOR, derivados de este Contrato, en los terminos de este Contrato de Arrendamiento, conforme a los siguientes dates:	(b) LESSEE will pay rent and maintenance fee previously established, in Dollars currency of the United States of America, at the address of LESSOR that is set forth in this Agreement, or by mail or direct deposit or wire transfer or to the assignee of the rights of LESSOR arising from this Agreement, in the terms of this Lease, as per the following information:

Banco: Scotlabank Inverlat, S.A. de C.V.	Holder: Scotlabank Inverlat, S.A. de C.V.
Cuenta: [***]	Account: [***]
Swift Code: [***]	Swift Code: [***]
Sucursal: [***]	Branch: [***]
Domicilio: [***]	Address: [***]
Ciudad: [***]	City: [***]
Beneficiario: lnmobiliaria La Rumorosa, S.A. de C.V.	Beneficiary: Inmobiliaria La Rumorosa, S.A. de C.V.

En caso de que el pago se hiciera con cheque, el mismo se recibira salvo buen cobro y en los terminos del articulo 193 de la Ley General de Mules y Operaciones de Credito. En caso de falta de fondos, el ARRENDATARIO debera indemnizar al ARRENDADOR, de los darlos y perjuicios que le ocasione, siendo come minimo el 35% (treinta y cinco por ciento) del valor del cheque.	In the event that payment is performed with a check, the same will be received conditioned to its payment in the terms of article 193 of the General Title and Credit Operations Law. In the event that check has no funds, LESSEE shall Indemnify LESSOR of damages caused, with a minimum of 35% (thirty five percent) the amount of the check.

Una vez hecho el pago, la factura correspondiente sera entregada en el domicilio del ARRENDADOR previsto en el presente contrato. El ARRENDADOR debera de proveer de instrucciones por escrito respecto a cualquier cambio en el lugar o forma de page.	Upon payment, the corresponding invoice shall be delivered at the address of LESSOR provided for herein. LESSOR shall provide written instructions regarding any changes in place or manner in payment of rents.

F. Daños y Perjuicios. La terminacion anticipada de este contrato de Arrendamiento por incumplimiento del ARRENDATARIO, en cualquier momento previo al Termino de Arrendamiento, obliga al ARRENDATARIO al pago de daños y perjuicios, consistentes en el pago de una cantidad equivalente al importe de la totalidad de las rentas estipuladas en este contrato por la duracion total del mismo.	F. Liquidated Damages. Anticipated termination of this Lease Agreement due to a default of LESSEE at any moment prior to expiration of the Lease Term, binds LESSEE to payment of damages, in the amount equivalent to the sum of all rents stipulated in this agreement, for the total duration of Lease.

De igual forma, dicha terminacion anticipada faculta al ARRENDADOR automaticamente y sin tramite alguno para aplicar come pago de los daños y perjuicios estimados, todas las cantidades pagadas o depositadas por el ARRENDATARIO, por cualesquier concepto incluyendo pero no limitado a rentas anticipadas o deposito en gara ntia.	Such anticipated termination also entitles LESSOR to automatically and without any proceeding, apply as estimated damages all sums paid or deposited by LESSEE, for any concept including but not limited to prepaid rent or as security deposit.

Adicionalmente, dicha terminacion anticipada por parte del ARRENDATARIO sera posible, siempre y cuando el ARRENDATARIO cumpla previamente con todas y cada una de las siguientes condiciones: (i) que el ARRENDATARIO notifique al ARRENDADOR el aviso por escrito correspondiente, cuando menos con seis meses de anticipacion a la fecha en que desee dar por terminado anticipadamente el arrendamiento; (ii) que el ARRENDATARIO junto con el aviso mencionado, entregue y pague al ARRENDADOR como consecuencia de dicha termination anticipada, una cantidad equivalente a la suma de todos los pagos de renta (basado en el alquiler mensual vigente en ese momento actualizado a la fecha) pendientes de realizar por el periodo de duration del Termino del Arrendamiento, con un descuento del 7% (en lo sucesivo la Renta Reducida), en el entendido que el ARRENDATARIO pagara dicha Renta Reducida de esta forma: primero pagara el prestamo existente que ha sido asegurado y/o garantizado por una compañia afiliado del ARRENDADOR para la construction del edificlo arrendado, al igual que cualquier cargo por pago anticipado impuesto por la institution bancaria, segun sea el caso; y (iii) que el ARRENDATARIO obtenga del ARRENDADOR reconocimiento y aceptacion por escrito sobre dicho deseo de termination anticipada y sus correspondientes consideracions.	In addition, such anticipated termination shall be possible by part of LESSEE, provided that LESSEE previously fulfills each and all of the following conditions: (i) that LESSEE serves and provides LESSOR written notice thereof at least six months prior to the proposed date of termination; (ii) that LESSEE together with the mentioned notice, delivers and pays to LESSOR as consideration for such early termination, an amount equivalent to the sum of all monthly rental payments (based on the then current monthly rent) for the remaining period of the Lease Term discounted at a rate of 7% (hereinafter Discount Rate), on the understanding that LESSEE will pay such Discounted Rent as follows: first pay outstanding loan which has been secured and/or guaranteed by an affiliated company of LESSOR for the construction of the leased building, as well as any prepayment penalty imposed by the financial institution, as the case may be; and (iii) that LESSEE secures from LESSOR written acknowledgement and acceptance of such desire of early termination and its corresponding consideration.

G. Emprendemos. El pago de cualesquier renta en los terminos de este Arrendamiento, no podra retenerse o reducirse por ninguna razon, y el ARRENDATARIO esta de acuerdo hacer valer cualquer reclamacion demanda o otro derecho contra el ARRENDADOR solamente mediante un procedimiento independiente.	G. Set off. The payment of any rent due under this Lease, shall not be withheld or reduced for any reason whatsoever; and LESSEE agrees to assert any claim, demand, or other right against LESSOR only by way of an independent proceeding.

H. El pago por los conceptos de Renta Principal, Cuota adicional por conectar el sistema contra incendios central del Parque Industrial y Cuota por mejoras contractuales asi como la Cuota de Mantenimiento establecidos en el Apartado A. subsecciones a), b) y c) y Apartado B. de la presente Clausula se empezaran a aplicar en su totalidad hasta en tanto se elabore la correspondiente Acta de Entrega debidamente firmada por ambas partes, en donde se haga constar Ia finalization de los trabajos de construccion, mejoras contractuales y conexion del sistema contra incendios.	H. The Payment for the concepts of Primary Rent, Connection fee to the industrial park central fire prevention system, Additional fee for Improvements as well as the Maintenance Fee established in Section A. subsections a), b) and c) and Section B. of this Clause will be fully applied until the corresponding Certificate of Delivery is duly signed by both parties, stating the completion of the constructions, improvements and the connection to the industrial park central fire prevention system.

Haste en tanto se elabore la correspondiente Acta de Entrega establecida en el párrafo que antecede el ARRENDATARIO se obliga a pagar una renta mensual por la cantidad de $39,789.00 dólares (Treinta y nueve mil setecientos ochenta y nueve dólares 00/100, moneda de los Estados Unidos de America), adicional el Impuesto al Valor Agregado (IVA) aplicable, asi como la cantidad de $1,903.30 dólares (Mil Novecientos Tres dólares 30/100, moneda de los Estados Unidos de America), adicional el Impuesto al Valor Agregado (IVA) aplicable, por concepto de Cuota de mantenimiento.	Until the corresponding Certificate of Delivery established in the preceding paragraph is duly signed by both parties, the LESSEE is obliged to pay a monthly rent in the amount of $39,789.00 dollars (Thirty nine thousand seven hundred and eighty nine dollars 00/100, currency of the United States of America), plus the applicable Value Added Tax (VAT), as well as the amount of $ 1,90330 dollars (Thousand Nine Hundred and Three Dollars 30/100, currency of the United States of America), plus the applicable Value Added Tax (VAT), for Maintenance Fee.

CUARTA. REEMBOLSO DE GASTOS.	FOURTH. EXPENSE REIMBURSEMENT.

I. El ARRENDATARIO estara obligado a efectuar de manera oportuna, el pago de los siguientes conceptos, en relacion con la Propledad Arrendada:	I. LESSEE Is obliged to make the following payments in a timely manner, in connection with the Leased Property:

(a) El Impuesto sobre el patrimonio de la Propiedad Arrendada, y cualquier otra contribution por modificaciones, mejoras o ganancias de capital, cualquiera que sea el termino con el que la autoridad competente identifique la imposicion de dichos impuestos o contribuciones recaudados sobre la Propiedad Arrendada (identificados en su conjunto como el “Impuesto de Propiedad”).	(a) The Property Tax over Leased Property and any other contribution for modifications, improvements or capital gains, or whatever the term that the imposing authority may use for such taxes or contributions levied over the Leased Property (Herein identified collectively as the “Property Tax”).

(b) El costo de las polizas de seguros de la Propiedad Arrendada a que se refiere la Clausula Septima, y el costo del deducible correspondiente a cualquier reclamation; y	(b) The cost of the insurance policies of the Leased Property referred to in Clause Seventh, and the cost of the deductible for any claim, and

(c) El costa del mantenimiento y reparacion de la Propiedad Arrendada.	(c) The cost of maintenance and repair of the Leased Property.

II. El pago de dichas obligaciones podra ser efectuado por el ARRENDADOR en dado caso que el ARRENDATARIO se lo solicite por escrito, con cuando menos diez dias laborables anteriores a la fecha de vencimiento del pago correspondiente. De igual manera, el ARRENDADOR retiene el derecho de efectuar tales pagos, en caso de que advierta que el ARRENDATARIO ha incumplido con dicha obligation.	II. Payments for such obligations could be made by LESSOR in such case LESSEE makes the corresponding solicitation in writing, with at least ten working days prior to the expiration of the corresponding obligation. In addition, LESSOR retains the right of making such payments, in case it evidences that LESSEE is in default.

En ambos casos, el ARRENDATARIO se obliga a reembolsar al ARRENDADOR el importe de los pagos en que este ultimo haya incurrido, durante los próximos cinco (5) dias posteriores a la fecha en que el ARRENDADOR exhiba los comprobantes de pago correspondientes.	In both cases, LESSEE is obligated to reimburse LESSOR the cost of payments incurred, during the next five (5) days subsequent to the date that LESSOR delivers the corresponding proofs of payment.

En ningun caso el ARRENDADOR liberara al ARRENDATARIO de su obligation de efectuar el pago de los conceptos mencionados en esta Clausula.	At no moment does LESSOR free LESSEE on its obligation of making the payments mentioned in this Clause.

III. El costo de los anteriores conceptos, y cualquier otro concepto distinto al Precio del Arrendamiento estipulado en este Contrato de Arrendamiento, que el ARRENDATARIO este obligado a rembolsar al ARRENDADOR, se identifican en lo sucesivo como los “Gastos Reembolsables”.	III. The cost for the above obligations, and any concept other than the Lease Price set forth under this Lease that LESSEE is obligated to reimburse LESSOR, are identified hereinafter as the “Reimbursable Expenses”.

La omision de pago por parte del ARRENDATARIO de Gastos Reembolsables dentro del termino establecido en la fraction II de esta Clausula, sera considerada coma mora incurrida por el ARRENDATARIO, y en este acto se obliga a pagar como interes moratorio, el cinco por ciento (5%) mensual sobre el importe que corresponda.	In case LESSEE fails to deliver payment for reimbursable expenses in the time limit set forth in section II of this Clause, LESSEE will be in delinquency of payment and hereby is bound to pay a five percent (5%) monthly late payment fee applicable to the corresponding amount.

IV. El pago al ARRENDADOR de los Gastos Reembolsables debera hacerse considerando los mismos terminos y condiciones previstos en la clausula tercera anterior, aplicable a los pagos mensuales del precio del arrendamiento.	IV. The payment to LESSOR of Reimbursable Expenses must be made considering the same terms and conditions set forth in the third clause above, which applies to monthly payments of rent.

QUINTA. SERVICIOS	FIFTH. SERVICES.

I. A partir de la fecha de inicio de este Contrato de Arrendamiento, el ARRENDATARIO se obliga a pagar puntualmente todos los servicios de agua, gas, refrigeracion, energia electrica, alumbrado, drenaje y alcantarillado, tratamiento y descarga de aguas residuales, recoleccion, manejo y disposition de basura y residuos, telefonia y telecomunicaciones, vigilancia y en general, todos los servicios que utllice en la Propiedad Arrendada (los “Servicios”).	I. From the date of Commencement of this Lease, the LESSEE agrees to timely pay all utilities, gas, refrigeration, electricity, lighting, drainage and sewage treatment and sewage discharge, collection, management and disposal of garbage and waste, telephone and telecommunications, surveillance, and in general all services used in the Leased Property (“Services”).

II. El ARRENDATARIO sera responsable de contratar directamente y a su costa con los proveedores publicos o privados autorizados, segun corresponda y conforme a la Reglamentacion Aplicable, los servicios de capacidad, consumo y conexion fisica de los Servicios que requiera para la adecuada operation y funcionamiento de las actividades del ARRENDATARIO en la Propiedad Arrendada, asi como para la adecuada conservacion, mantenimiento, salud y seguridad de la Propiedad Arrendada.	II. The LESSEE is responsible of negotiating directly with the costs and its public or approved private providers, as appropriate and according to the applicable regulations, service capacity, consumption and physical connection of the services required for proper operation and performance LESSEE’S activities in the Leased Property and for the proper conservation, maintenance, health and safety of the Leased Property.

SEXTA. REPARACIONES, ALTERACIONES Y MEJORAS.	SIXTH. REPAIRS ALTERATIONS AND IMPROVEMENTS.

I. ARRENDADOR.	I. LESSOR.

1. Despues de recibir notification por escrito del ARRENDATARIO, el ARRENDADOR, a su costa debera, interfiriendo lo menos posible con el ARRENDATARIO en el uso normal de la Propiedad Arrendada, proceder en forma diligente a reparar cualquier defecto estructural en el techo o paredes exteriores construidas por ARRENDADOR, excepto el uso normal, desgaste y daños causados por el ARRENDATARIO. El ARRENDADOR no sera responsable de MSc) alguno y no estara obligado a reparar ninguno de los daños causados por negligencia o omision del ARRENDATARIO, o de sus empleados, agentes, invitados o contratistas. El ARRENDADOR no tendra	1. After receiving written notification from the LESSEE, the LESSOR, at its own expense, shall with minimum interference to LESSEE in the normal use of the Leased Property, proceed to diligently repair any structural defect in the roof or exterior walls built by LESSOR, except for normal use, wear and damage caused by LESSEE. LESSOR shall not be liable for damages and shall not be obligated to repair any damage caused by negligence or omission of LESSEE or its employees, agents, guests or contractors. LESSOR will have no additional obligations for the maintenance or repair of any other portion of the Leased Property, except for the repair of those improvements built by LESSOR for

obligation adicional alguna de mantenimiento o reparaciones de cualquier otra porcion de la Propiedad Arrendada, excepto por la reparation de aquellas mejoras construidas por el ARRENDADOR para el ARRENDATARIO, durante el primer año despues de Ia termination de tales mejoras. El ARRENDADOR no sera responsable ante el ARRENDATARIO por cualesquier daños que resultare del incumplimiento por parte del ARRENDADOR de hacer las reparaciones, salvo que el ARRENDATARIO haya notificado al ARRENDADOR de la necesidad de tales reparaciones, y el ARRENDADOR no haya iniciado a realizarlas dentro del termino de quince (15) dias de calendario siguientes a Ia notification, y no haya efectuado dichas reparaciones en forma diligente en el caso de asuntos mas urgentes. Cualesquier gotera en el techo sera reparada por el ARRENDADOR salvo que las mismas sean causadas por cualquier acto del ARRENDATARIO en las instalaciones hechas en el edificio. Sin embargo, se entiende que cualesquier daño causado por motivo de dichas goteras tanto a los materiales o al equipo o a cualquier posesion del ARRENDATARIO no sera responsabilidad del ARRENDADOR. En consecuencia el ARRENDATARIO debera mantener vigente una poliza de seguro que cubra tales bienes, y libere al ARRENDADOR de cualesquier responsabilidad que se menciona.	LESSEE, in the first year after the completion of such improvements. LESSOR shall not be liable to LESSEE for any damage that may result from the failure of LESSOR to make such repairs, unless LESSEE has notified LESSOR of the need for such repairs, and LESSOR has not commenced such repairs in the fifteen (15) calendar days following such notification, and has not made the repairs in a diligent way in the case of more urgent matters. Any leak in the roof will be repaired by LESSOR unless such conditions are caused by any act on part of LESSEE on the premises made in the building. However, it is understood that any damage caused by reason of such leaks both to materials or equipment or any possession of LESSEE will not be the responsibility of LESSOR. Consequently, LESSEE shall keep in force an insurance policy covering such property, and release to LESSOR from any liability that is mentioned.

2. En caso de que el ARRENDADOR no inicie las reparaciones que se describen en este contrato, dentro del termino de quince (15) dias de calendario siguientes a la notificacion que le haya sido formulada en dicho sentido, el ARRENDATARIO podra, pero no sera requerido para ello, efectuar o hacer los arreglos necesarios para que se efectiren tales reparaciones sin autorizacion previa de los costos de dichas reparaciones por el ARRENDADOR, y el ARRENDADOR debera, al requerirsele, pagar el costo de dichas reparaciones.	2. If LESSOR fails to begin the repairs described in this lease, in the fifteen (15) calendar days following the corresponding notification, LESSEE may, but is not required to do so, carry out or arrange for such repairs to be made without prior permission from the costs of such repairs by the LESSOR, and LESSOR shall, once required, pay the cost of those repairs.

3. El ARRENDADOR mantiene su derecho de utilizar, accesar y Ilevar a cabo alteraciones y instalaciones en el techo de la Propiedad Arrendada.	3. LESSOR maintains its right to use, access and perform additional alterations and installations on the roof of the Leased Property.

II. ARRENDATARIO.	II. LESSEE.

1. El ARRENDATARIO, a su costo, debera conservar y mantener en buenas condiciones y reparar, excepto por cuanto hace el use y deterioro normal, toda la Propiedad Arrendada incluyendo en forma enunciativa y no Iimitativa a Mejoras y, excepto por aquellas obligaciones de ARRENDADOR mencionadas en el lnciso “I”, 1, de esta clausula, las instalaciones de plomería, drenaje, y otros servicios que se encuentren	1. LESSEE, at its expense, shall keep and maintain in good condition and repair, except as and does the normal wear and tear, any Leased Property including but not limited to improvements and, except for those mentioned in lease obligations the Item “I”, 1, of this clause, the plumbing, drainage and other services that are within and serving the Leased Property and fixtures, partitions, walls (including interior painting, as often as

dentro y sirven a la Propiedad Arrendada, asi como enseres, divisiones, paredes (interiores incluyendo pintura, tantas veces como sea necesaria), pisos, techos, anuncios, puertas, ventanas, cristales, reparaciones electricas y todas las dermas reparaciones de cualquier tipo y motivo que sea necesario hacer a Ia Propiedad Arrendada. El ARRENDATARIO, a su costo, reparara todas las goteras excepto aquellas causadas por defectos de construccion. Las instalaciones de plomería no podran ser usadas para fines diversos a aquellos para las que fueron construidas, en el entendido que toda descarga que se realice hacia la red de descarga de aguas residuales del Parque Industrial, debera ser tratada previamente por el ARRENDATARIO de conformidad con Ia Oficial Mexicana numero NOM-002-SEMARNAT-1996, que establece los limites maximos de contaminantes contenidos en descargas de agua residuales. Cualquier modification al sistema existente, requiere de autorizacion por escrito por parte del ARRENDADOR. El costo de cualquier quebradura, obstaculizacidin o daños resultante de una violación a esta estipulacion sera pagado por el ARRENDATARIO. El ARRENDATARIO podra solamente almacenar en forma temporal toda clase de basura dentro de la Propiedad Arrendada, debiendo hacer los arreglos necesarios para su recoleccion regular al costo del ARRENDATARIO. El ARRENDATARIO no debera incinerar basura de especie alguna en la Propiedad Arrendada o en el Parque Industrial o cerca de el. El ARRENDATARIO debe mantener todas las partes de la Propiedad Arrendada y aquellas areas adjuntas de la Propiedad Arrendada en un abmiente limpio y en orden, libre de basura , escombros y obstruction ilegal.	necessary), floors, ceilings, signs, doors, windows, glass, electrical repairs and all other repairs of any kind and for whatever reason necessary to the Leased Property. LESSEE, at its expense, must repair all leaks except those caused by construction defects. The plumbing facilities shall not be used for purposes other than those for which they were built, in the understanding that all discharges into the Industrial Park’s main sewage line shall necessarily be treated previously by LESSEE in compliance with NOM-002-SEMARNAT-1996 that establishes the maximum permitted limits of pollutants in residual water discharges into the sewage systems. Any modification to the existing system shall require written authorization of LESSOR. The cost of any breakage, obstruction or damage resulting from a violation of this provision shall be paid by the LESSEE. The LESSEE may only temporarily store all kinds of garbage in the Leased Property and shall make arrangements for regular pick at the expense of LESSEE. The LESSEE shall not incinerate garbage of any kind on the Leased Property or in the Industrial Park or near it. The LESSEE should keep all parts of the Leased Property and those annexed areas of the Leased Property in a clean ambiance and in order, free of litter, debris and illegal obstruction.

2. El ARRENDATARIO mantendra Ia Propiedad Arrendada libre de todo cargo o gravamen derivado de actos o omisiones del ARRENDATARIO, incluyendo aquellos derivados de actos o de la construccion hecha y ordenada por el ARRENDATARIO. Sin embargo, si por cualesquier razon), las obligaciones en que incurra el ARRENDATARIO con cualquier tercera persona, o cualesquier otro acto o omision del ARRENDATARIO, el ARRENDADOR es hecho responsable o involucrado en litigio, el ARRENDATARIO mantendra a salvo y indemnizara al ARRENDADOR incluyendo cualesquier costo, gasto, y honorarios de abogados en que incurra en razon de lo anterior. En caso de que el ARRENDATARIO no libere totalmente dicho gravamen o embargo dentro de los treinta (30) dias siguientes a la fecha de su constitution, o no proporcione una fianza aceptable al ARRENDADOR en caso de litigio, el ARRENDADOR podra, a su opcion, pagar todo o parte del mismo. En caso de que el ARRENDADOR pague tal	2. The LESSEE shall keep the Leased Property free of any charge or lien arising from acts or omissions of LESSEE, including those arising from acts or construction done or ordered by the LESSEE. However, if for any reason, the obligations incurred by the LESSEE with any third party, or any other act or omission of the LESSEE, the LESSOR is made responsible or involved in litigation, the LESSEE will safe and indemnify the LESSOR including any costs, expenses and attorney’s fees incurred as a result of this. If the LESSEE does not fully release the levy or seizure within thirty (30) days from the date of its constitution, or fails to provide a bond acceptable to LESSOR in case of dispute, the LESSOR may, at its option, pay all or part of it. In case that the LESSOR to pays such levy or attachment, or part thereof, the LESSEE shall, upon request of LESSOR, immediately pay the amount of the payment, together with interest at 5% (five) by percent per month from the date of payment. Any lien arising from acts or

gravamen o embargo, o una parte del mismo, el ARRENDATARIO debera, a solicitud del ARRENDADOR, pagar de imediato al ARRENDADOR el monto de lo pagado, junto con intereses a razon del 5% (cinco) por ciento mensual a partir de la fecha de pago. Ningan gravamen o embargo derivado de actos o omisiones del ARRENDATARIO debera en forma alguna gravar o afectar los derechos del ARRENDADOR sobre la Propiedad Arrendada.	omissions of LESSEE shall in not encumber or affect the rights of the LESSOR over the Leased Property.

3. El ARRENDATARIO, a su costo, debera mantener vigente en todo tiempo, una poliza de mantenimiento por el equipo proporcionado por el ARRENDADOR como por ejemplo, pero sin limitarse a equipo, aire acondicionado y instalaciones clectricas; el ARRENDATARIO entregara al ARRENDADOR una copia de la poliza de mantenimiento dentro de los 20 dias siguientes a la Fecha de Inicio).	3. LESSEE, at its cost, shall maintain in force at all time, a maintenance policy for equipment provided by the LESSOR as but not limited to, air conditioning and electrical installations, the LESSEE will deliver to LESSOR a copy of the maintenance policy within 20 days from the date of Commencement Date.

4. El ARRENDATARIO debera obtener el consentimiento por escrito del ARRENDADOR, para poder efectuar alguna alteracion, mejora o adicion a las paredes interiores y exteriores de la Propiedad Arrendada. El ARRENDATARIO no deara ninguin piso, pared, techo, division, o trabajos de madera, albañileria o de herraje en relation con la construccion de tales alteraciones o mejoras.	4. The LESSEE shall obtain the written consent of the LESSOR, in order to make any alterations, improvements or additions to the interior and exterior walls of the Leased Property, the LESSEE will not damage any floor, wall, ceiling, division, or wood work, masonry or fitting in relation to the construction of such alterations or improvements.

5. El ARRENDATARIO es responsable de efectuar cualquier modification, adecuacion o reparacion de la Propiedad Arrendada, que pudiera ser requerida por autoridad de naturaleza administrativa, ambiental o ecologica, de protection civil, salubridad, bomberos, laboral, o cualquier otra en el ambito federal o local.	5. LESSEE is responsible of making all modifications, adaptations or repairs on the Leased Property that may be required by any federal or local authority, for any administrative purposes, such as ecological or environmental, health, public security, fire prevention, labor, or any other matter.

SEPTIMA. SEGUROS.	SEVENTH. INSURANCE.

En todo caso, y para todos los seguros que se detallan a continuation, el ARRENDATARIO acepta que previo a la ocupacion de is Propiedad Arrendada y en todo momento durante el Termino de Arrendamiento, el ARRENDATARIO obtendra y mantendra vigente, a cuenta y gasto del ARRENDATARIO, las polizas de seguro a “Valor de Reposition”, y emitida por compania de seguros debidamente autorizada por la Comision Nacional de Seguros y Fianzas, que a continuation se detallan y que habran de asegurar al ARRENDADOR y al ARRENDATARIO como co-asegurados, en los siguientes terminus;	In all cases, and for all the insurance coverings herein detailed, LESSEE accepts that prior to occupation of the Leased Property and at all times throughout the Lease Term, LESSEE will obtain and maintain in full effect at the full cost and expense of LESSEE, insurance policies, at “Replacement Value” issued by Insurance Company duly authorized by the National Banking and Securities Commission, herein detailed and that shall cover LESSOR and LESSEE as co-insured, in the following terms;

A. Seguros de Responsabilidad Civil. Durante el Termino de Arrendamiento, EL ARRENDATARIO a su exclusivo costo, debera obtener y mantener en vigor,	A. Comprehensive Liability Insurance. During the Lease Term, LESSEE shall, at its exclusive expense, obtain and maintain in full force a policy of comprehensive liability Insurance in terms satisfactory to LESSOR, including Leased Property and

una poliza de seguro de responsabilidad civil, en terminos satisfactorios para el ARRENDADOR, incluyendo daños en Ia Propiedad Arrendada y daños ambientales, y que tambien asegure al ARRENDATARIO y al ARRENDADOR (y a aquellos agentes o empleados del ARRENDADOR, o las subsidiarias o afiliadas del ARRENDADOR o ceslonarias del ARRENDADOR o representantes del ARRENDADOR, que tengan cualesquier interes en la Propiedad Arrendada, incluyendo sin limitation alguna, los tenedores de cualquier hipoteca que grave la Propiedad Arrendada), contra la responsabilidad por lesiones o daños a personas y a la propiedad y por muerte de cualesquier persona ya sea que esto ocurra en la Propiedad Arrendada o cerca de ella. La responsabilidad por dicha poliza sera la cantidad de US$1,000,000.00 Dólares Moneda de los Estados Unidos de America, y debera estar vigente con anterioridad a la Fecha de lnicio. El ARRENDADOR o quien asigne debera nombrarse como beneficiario de los pagos resultantes de dicha poliza.	environmental damage, that also insures LESSEE and LESSOR (and such other agents or employees of LESSOR, LESSOR’s subsidiaries or affiliates, or LESSOR’s assignees or any nominee of LESSOR holding any interest in the Leased Property, including without limitation, the holder of any mortgage encumbering the Leased Property) against liability for injury to persons and property and for death of any persons occurring in or about the Leased Property. The liability to such insurance shall be in the amount of US$1,000,000.00 Dollars U.S. Currency, and shall be in effect prior to or upon the Commencement Date. LESSOR or its appointee shall be named beneficiary of all proceeds from said insurance policy.

B. Incendio y Seguros Adicionales. Durante el Termino de Arrendamiento, el ARRENDADOR a costo del ARRENDATARIO, debera obtener y mantener en vigor, por el costo total de reposition de las Mejoras del ARRENDADOR que nunca sera inferior al valor de reposition del Edificio Arrendado, una poliza o polizas de seguro contra incendio, rayo, explosion, accidentes de aviation, humo, tormenta, temblor, granizo, daños por vehiculos, eruption volcanica, huelgas, conmocion civil, vandalismo, antidisturbios, actos maliciosos, eliminacion de escombros, calderas de vapor o objetos de presion o rotura de maquinaria si es aplicable, y inundation, que proteja la totalidad de la Propiedad Arrendada, incluyendo en forma enunciativa y no limitativa el Edificio y su acondicionamiento interior.	B. Fire and Other Insurance. During the Lease Term, LESSOR shall, at the expense of LESSEE, obtain and maintain in full force, for the full replacement value of LESSOR’S Improvements, never to be inferior to the replacement value of the Leased Building, a policy or policies of Insurance for fire, lightning, explosion, falling aircraft, smoke, windstorm, earthquake, hail, vehicle damage, volcanic eruption, strikes, civil commotion, vandalism, riots, malicious mischief, debris removal, steam boiler or pressure object or machinery breakage if applicable, and flood insurance, on all the Leased Property, including but not limited to the shell Building and interior fit-up.

El ARRENDATARIO tambien obtendra a su propio costo y mantendra seguro de rentas y cuotas de mantenimiento en una cantidad equivalente a dote meses de renta y cuotas de mantenimiento, segen se estipula en el presente, a favor del ARRENDADOR. El ARRENDATARIO sera responsable de mantener asegurados todos los bienes de su propiedad, incluyendo sus inventarios existentes, maquinaria, equipo, medios de transporte y cualquier otro contenido en Ia Propiedad Arrendada.	LESSEE shall also obtain at its own cost and maintain rental and maintenance fee insurance in the amount of twelve months rent and maintenance fees provided for herein in favor of LESSOR. LESSEE shall be responsible for maintaining insurance on all of LESSEE’s property, including its existing inventory, machinery, equipment, transportation and all of its contents in the Leased Property.

C. Forma, Pago y Entrega de Polizas. Cada poliza de seguro a que se refieren los parrafos anteriores sera expedida en las formal aprobadas por la Secretaria de Hacienda y Creditolico y/o cualesquier autoridad competente y suscrita con una o mas compañias	C. Form and Delivery of Policies. Each insurance policy referred to in the preceding paragraphs, shall be in a form approved by the Department of Finance and Public Credit and written with one or more companies licensed to do insurance in Mexicali, Baja California, Mexico, and shall provide that it shall not be subject to cancellation or change except prior written autorizadas para expedir polizas de seguros en Mexicali, Baja California, Mexico y deberan en todo caso estipular que las mismas no estaren sujetas a cancelacion o modificacion, sino con la autorizacion por escrito del ARRENDADOR. El ARRENDATARIO entregara al ARRENDADOR el original de dichas polizas junto con el recibo de pago de las primas. Si el ARRENDATARIO lo prefiere y previa autorizacion expresa y por escrito del ARRENDADOR, o bien, si transcurridos quince (15) dias naturales posteriores a la Fecha de lnicio, o posteriores a la fecha de cumplimiento de cada aniversario del Año de Arrendamiento, el ARRENDATARIO no acredita haber efectuado el pago de las primas de seguros correspondiente, el ARRENDADOR podra efectuar por su cuenta el pago de las polizas de seguro que cubran todos los riesgos que se estipulan en este contrato, y proveera al ARRENDATARIO con copia de tales polizas que en todo caso nombraran al ARRENDADOR como coasegurado. Dichos pagos deberan ser reembolsados por el ARRENDATARIO al ARRENDADOR junto con el primer pago de renta posterior a la fecha de presentation de dichas polizas pagadas. La falta de reembolso oportuno por parte del ARRENDATARIO respecto a las polizas de seguro que le sean presentadas por el ARRENDADOR, generara un interes moratorio del cinco por ciento (5%) mensual, aplicable al monto correspondiente.

authorization from LESSOR. LESSEE will deliver to LESSOR an original of such policies, together with copies of payment receipts of the premiums thereof. If LESSEE prefers and provided prior express written authorization of LESSOR, or in such case LESSEE does not deliver the corresponding proof of payment of such insurance policies during the first fifteen (15) calendar days following the start of the Initial Term, or any Lease Year anniversary, LESSOR may obtain at its own cost expense such insurance policies covering all risks as provided in this Agreement, and shall provide LESSEE with a copy of such policies that in all cases shall name LESSOR as co-insured. Such payment shall be reimbursed by LESSEE to LESSOR along with the first monthly rent following the presentation of such paid insurance policies. LESSEE’s failure to timely reimburse or pay insurance premiums as presented by LESSOR, will generate a five percent (5%) monthly late payment fee applicable to the corresponding amount.

D. Renuncia de Subrogacion. Las partes se relevan reciprocamente, y a sus representantes autorizados respectivos, de toda cualesquier reclamacion por daños a cualquier otra persona o a Ia propiedad y a sus accesorios, propiedad personal, mejoras de Ia arrendataria, y alteraciones ya sea a la propiedad del ARRENDADOR o del ARRENDATARIO o en la propiedad que sean causados por o como resultado de daños asegurados por cualesquier poliza de seguro contratada por las partes y en vigor al momento de dicha destruccion.	D. Waiver of Subrogation. The parties release each other and their respective authorized representatives, from any claims for damage to any person or to the Leased Property and to the fixtures, personal property, tenant’s improvements, and all other improvements of either LESSOR or LESSEE’S in or on the premises that are caused by or result from risks insured under any of the insurance policies carried by the parties and in force at the time of any such damage.

En caso de que cualesquiera de las partes contrate seguro, la poliza debera establecer que Ia compailia de seguros renuncia al derecho de recuperar mediante renuncia de subrogation contra cualesquiera de las partes en relacion con el daño cubierto por cualesquier poliza. Si una de las partes no puede obtener dicha renuncia de subrogation a traves de esfuerzos razonables, debera obtener un seguro nombrando a Ia otra parte como coasegurada en los terminos de su poliza para cumplir la intención de esta disposición.	If either party purchases insurance, the policy shall provide that the insurance company waives all right of recovery by way of subrogation against either party in connection with any damage covered by any policy. If a party hereto cannot obtain such waiver of subrogation through reasonable efforts, it shall obtain insurance naming the other party as a coinsured under its policy in order to accomplish the intent of this provision.

A toda poliza de seguro presentada por el ARRENDATARIO para cumplir con esta clausula, deberan incluirse los sigulentes endosos:	All insurance policies presented by the LESSEE to comply with this clause, shall include the following endorsements:

Endoso de Renuncia de Subrogation de Derechos en contra del ARRENDADOR, sus filiales, sus subsidiarias, empleados y/o directivos.	Endorsement of Waiver of Subrogation of Rights against LESSOR, its affiliates, subsidiaries, employees and / or managers.

Endoso de Aviso de Cancelacion al ARRENDADOR por parte de la compania de seguros, con un periodo de 30 dias de anticipación.	Endorsement of Notice of Cancellation to LESSOR by the insurance company, with a minimum period of 30 days in advance.

Endoso que exprese que cualquier peticion expresa del ARRENDATARIO para rescindir, revocar, anular o modificar Ia poliza de seguro, debera acompaharse de la autorizacion por escrito del ARRENDADOR.	Endorsement of authorization of any specific request of the LESSEE to rescind, revoke, cancel or modify the insurance policy, specifying that such must be accompanied by the written consent of LESSOR,

Endoso de Beneficiario Preferente, hasta por los intereses que les corresponda, de acuerdo a la siguiente prelacion:	Endorsement of Preferred Beneficiary, up to the interests that concern each, according to the following priority:

• ARRENDADOR	• LESSOR

• ACREEDORES HIPOTECARIOS	• MORTGAGEERS

El texto de endoso debera ser el siguiente, o alguin otro a satisfacion del ARRENDADOR:

“En caso de siniestro que genere una indemnizacion, Ia aseguradora pagara en el siguiente orden de preferencia: a favor primero al ARRENDADOR, ACREEDORES HIPOTECARIOS en secondo lugar, y subsecuentemente Io que el ARRENDADOR determine, si fuese el caso.”

The text of the endorsement should be the following, or some other which is satisfactory to the LESSOR: “In the event of a claim that generates compensation, the insurer will pay in the following order of preference: LESSOR in first place, MORTGAGORS in second place, and subsequently those that the LESSOR determines, if any.”

Todas las deficiencias de coberturas, diferencias de sumas aseguradas, indemnizaciones no pagadas por la compañia de seguros, deducibles, co-aseguros, o cualquier otra situacion que presente un perjuicio a dicha propiedad y los intereses del ARRENDADOR, deberan ser cubiertas por el ARRENDATARIO, teniendo como prioridad Ia indemnizacion de parte de la compañia de seguros, aunque no limita la responsabilidad del ARRENDATARIO.	All deficiencies in coverage, differences in insured amounts, claims not paid by the insurance company, deductibles, coinsurance, or any other situation that poses a detriment to that property and the interests of LESSOR, shall be covered by the LESSEE, having as a priority the compensation from the insurance company, but does not limit the liability of LESSEE.

En caso de que el ARRENDATARIO sea una compañia extranjera, y tenga una poliza de seguro con cobertura internacional, emitida por una compañia de seguros no autorizada por Ia Comision Nacional de Seguros y Fianzas de Mexico, y cubra los bienes y responsabilidades contratadas bajo los terminos de este contrato, el ARRENDATARIO debera colocar dicha cobertura bajo un “fronting” con una compañia de seguros Mexicana, para cumplir cabalmente con lo estipulado en esta clausula.	In the event that LESSEE is a foreign company, and has an insurance policy with international coverage, issued by an insurance company not authorized by the National Commission of Insurance and Bonds in Mexico, that covers the assets and liabilities contracted under the terms of this Agreement, LESSEE must place such coverage under a “fronting” with a Mexican insurance company, to fully implement the provisions established in this clause.

OCTAVA. INSTALACIONES POR EL ARRENDATARIO.	EIGHTH. INSTALLATIONS BY LESSEE.

A. El ARRENDATARIO a su costa, siempre en estricta observancia del Reglamento del Parque Industrial, y con el previo consentimiento del ARRENDADOR, podra instalar y remover en la Propiedad Arrendada los accesorios, equipo y muebles que considere necesarios para el desempeho de la actividad industrial que se detalla en Ia Clausula Primera del presente, siempre y cuando sean instalados y susceptibles de ser retirados sin dañar la integridad estructural de Ia Propiedad Arrendada, incluidas el Edificio y las Mejoras del ARRENDADOR. Dichos accesorios, equipo y muebles permaneceran propiedad del ARRENDATARIO y deberan ser removidos completamente por el ARRENDATARIO previo al vencimiento del Termino de Arrendamiento o a la terminacion anticipada de este Contrato, a menos que el ARRENDATARIO no cumpla con este Contrato de Arrendamiento, en cuyo caso las mismas quedaran en beneficio del ARRENDADOR, libre de todo costo y sin mas trámite que la notification escrito del incumplimiento.	A. LESSEE may, at its expense, always in strict observance of the Industrial Park Regulations, and with prior consent of LESSOR, install and remove on the Leased Property, such trade fixtures, equipment and furniture as it may deem necessary, for performance of the industrial activity as per Clause First above, provided that such items are installed and are removable without damage to the structural integrity of the Leased Property, including the Building and LESSOR’s Improvements. Said trade fixtures, equipment and furniture shall remain LESSEE’s property and shall be completely removed by LESSEE on or before the expiration date of the Lease Term or extensions thereof or upon anticipated termination hereof, unless LESSEE is In default hereunder, in which case the same will remain in benefit of LESSOR, free of any and all costs without any formalities other than the written notice of default.

El ARRENDATARIO asimismo podra instalar mejoras temporales (Mejoras del ARRENDATARIO), incluyendo en el interior del edificio, siempre y cuando dichas mejoras sean instaladas y removidas sin dañar Ia estructura de las Mejoras del ARRENDADOR. Dichas Mejoras continuaran siendo propiedad del ARRENDATARIO y deberan ser removidas totalmente por el ARRENDATARIO al vencimiento del termino de este Contrato o terminacion anticipada del mismo, salvo que el ARRENDATARIO se encuentre en incumplimiento del contrato, en cuyo case las mismas quedaran en beneficio del ARRENDADOR, libre de todo costo y sin mas formalidad que Ia notification que por escrito se haga del incumplimiento. El ARRENDATARIO debera reparar todos los daños ocasionados por Ia instalacion o retirada de las instalaciones accesorios,equipo, muebles o mejoras temporales.	LESSEE may also install temporary improvements (LESSEE’s Improvements), including within the Building, provided that such improvements are installed and are removable without damage to the structure of LESSOR’s Improvements. Such LESSEE’s Improvements shall remain property of LESSEE and shall be completely removed by LESSEE on or before the expiration date of the Lease Term or extension thereof or upon anticipated termination hereof, unless LESSEE is in default hereunder, in which case the same will remain in benefit of LESSOR, free of any and all costs without any formalities other than the written notice of default. LESSEE shall repair at its own cost, all damages caused for the installation or removal of trade fixtures, equipment, furniture or temporary improvements.

Convienen las partes que en caso de que los accesorios, equipo, muebles y las mejoras Ilevadas a cabo por El ARRENDATARIO, permanezcan en Ia Propiedad Arrendada, no obstante Ia obligacion aqui asumida por el ARRENDATARIO, por un período de diez (10) dias naturales contados a partir de que haya terminado el presente contrato por causa que fuere, las mismas quedaran a favor del ARRENDADOR, libre de todo costo	The parties agree that in the event trade fixtures, equipment, furniture and temporary improvements performed by LESSEE, remain, upon termination of this Lease, for a period of ten (10) calendar days as of the date of termination hereof within the Leased Property, notwithstanding the obligation herein assumed by LESSEE, regardless of the cause of such termination, the

y sin que medio procedimiento alguno para ello, sin perjuicio de que el ARRENDATARIO este obligado al pago de su retiro, en su caso y sin perjuicio de cualesquier accion que se pueda ejercer.	same will remain in benefit of LESSOR, free of any and all costs, without the need of any proceeding for such purpose, notwithstanding the fact that LESSEE is obligated to pay for their removal when applicable and notwithstanding any other actions that may be filed.

B. El ARRENDATARIO sera responsable de todo y cualesquier acto, hecho u omision que pueda producir cualquier desequilibrio ecologic°, daho ambiental, responsabilldad o reclamation de responsabilidad de todos los materiales y desechos industriales que contaminen la Propiedad Arrendada en el presente o futuro, y mantenclra al ARRENDADOR libre y a salvo de cualesquier reclamation, incluyendo los honorarios de abogado y consultores, ingenieros y cualesquier gasto relacionado con la solution de la misma. Esta responsabilidad perdurara sin importar que el presente Contrato sea terminado por cualesquier causa, y en el entendido de que la autoridad ambiental competente determine el impacto causado por el ARRENDATARIO. El costo de cualquier estudio o actividad necesaria o relacionada con el impacto ambiental sere pagado por el ARRENDATARIO.	B. LESSEE is responsible for any and all acts, facts or omissions throughout the Lease Term that can produce any ecological imbalance, environmental damage, responsibility or claim of responsibility for all material and industrial waste that contaminates the Leased Property in the present or future and will save LESSOR harmless of any and all claims, including attorneys’, consultants and engineer’s fees and any cost related with the solution of the same. This responsibility will endure regardless of that this Agreement is terminated by any reason, and provided a competent environmental authority determines such impact as caused by LESSEE. The cost of any study or activity necessary or in relation to any environmental impact caused by LESSEE will be paid by LESSEE.

NOVENA. ASIGNACIÓN.

I. El ARRENDATARIO tendra el derecho, mediante autorizacion previa y por escrito del ARRENDADOR, de ceder o transferir este Contrato de Arrendamiento o cualesquler interes en el mismo, o permitir el use de la Propiedad Arrendada, siempre y cuando el ARRENDATARIO se encuentre al corriente en el cumplimiento de sus pagos de rentas o otras obligaciones. En caso de dicha cesion, traspaso o subarrendamiento, el ARRENDATARIO seguira siendo responsable de todas sus obligaciones establecidas en el presente Contrato de Arrendamiento.

NINTH. ASSIGNMENT.

I. The LESSEE shall have the right, through prior written consent of LESSOR, to assign or transfer this Lease or any interest therein, or permit the use of the Leased Property, provided that the LESSEE is current in the performance of their income payments or other obligations. In the event of such assignment, transfer or sublease, the LESSEE shall remain liable for all its obligations under this Lease.

II. El ARRENDADOR tendra derecho a ceder una o varias veces, de tiempo en tiempo, todos o cualesquiera de los derechos y obligaciones del ARRENDADOR en este Contrato de Arrendamiento, o cualquier interes en el mismo, sin el consentimiento del ARRENDATARIO, siempre y cuando dicha cesion no afecte los derechos del ARRENDATARIO de acuerdo con este Contrato y, que el ARRENDADOR continue obligada al cumplimiento de todas y cada una de las obligaciones que asume en este Contrato de Arrendamiento. En caso de cualquier cesion o cesiones, el ARRENDATARIO no podra disminuir o retener el pago de las rentas a que se refiere este Contrato, entablando directamente en contra del cesionarlo cualquier defensa, compensacion o contrademanda que el ARRENDATARIO pueda tener en contra del ARRENDADOR o de cualquier otra	II. The LESSOR shall be entitled to assign one or more times, from time to time all or any of the rights and obligations of the LESSOR in this Lease, or any interest therein without the consent of the LESSEE, provided that such assignment without compromising the rights of LESSEE under this Agreement and that the LESSOR must continue to comply with any and all of the obligations assumed in this Lease. In case of any transfer or assignment, the LESSEE shall not reduce or withhold payment of the income referred to this Agreement, engaging directly against the assignee any defense, offset or counterclaim that the LESSEE may have against LESSOR or any other person. However, the LESSEE hereby waives specifically in relation to withholding of income, to any precautionary measure

persona. Sin embargo, el ARRENDATARIO especificamente renuncia en este acto, con relacion a la retencion de Ia renta, a cualesquier providencia cautelar que garantice el pago de reclamaciones, en los terminos que establezca el Codigo de Procedimientos Civiles del Estado de Baja California.	to ensure the payment of claims in the terms established by the Code of Civil Procedure of the State of Baja California.

DÉCIMA. MANTENIMIENTO.

I. Mantenimiento. Durante el Termino del Arrendamiento y/o hasta que el ARRENDATARIO desocupe y regrese la posesión de Ia Propiedad Arrendada al ARRENDADOR, el mantenimiento, reparation y reposition de Ia Propiedad Arrendada estaran regidos de conformidad con lo siguiente:

El ARRENDATARIO este obligado a conservar la Propiedad Arrendada en buenas condiciones de funcionamiento y operacien. El ARRENDATARIO podra Ilevar a cabo directamente el mantenimiento de Ia Propiedad Arrendada o contratar a un profesional autorizado por el ARRENDADOR para Ilevar a cabo dicho mantenimiento.

TENTH. MAINTENANCE.

I. Maintenance. During the term of the lease and / or until the LESSEE vacate and return possession of the Leased Property to the LESSOR, maintenance, repair and replacement of the Leased Property shall be governed in accordance with the following: LESSEE is required to keep the Leased Property in good operating condition and operation. The LESSEE may carry out directly the maintenance of the Leased Property or hire a licensed professional to perform the maintenance.

El mantenimiento de la Propiedad Arrendada a cargo del ARRENDATARIO comprende Ia reparation y reempiazo de todas las parses de Ia Propiedad Arrendada que de manera enunciativa pero no limitativa incluyen pavimentacion, areas de estacionamiento, caminos de acceso, techos y impermeabilizacien de techos, fachada, parades, pintura de interiores y exteriores y, en general, de todas las construcciones y instalaciones que conforman Ia Propiedad Arrendada.	The maintenance of the Leased Property by the LESSEE includes the repair and replacement of all parts of the Leased Property, including but not limited to paving, parking areas, access roads, roofs and waterproofing of roofs, facade, walls, interior and exterior painting and, in general, all buildings and facilities that make up the Leased Property.

II. En ningún caso el ARRENDATARIO podra compensar el costo de cualesquier mejoras y/o mantenimiento y/o reparaciones con el pago del Precio del Arrendamiento.	II. In any case the LESSEE may offset the cost of any improvements and / or maintenance or repairs to the payment of rent.

DECIMA PRIMERA. SUBORDINACION,

Durante el termino de este Contrato de Arrendamiento, el ARRENDADOR tendra el derecho de gravar los derechos que tiene sobre Ia Propiedad Arrendada o en este Contrato para los efectos que considere convenientes y el ARRENDATARIO debera subordinar y en este acto subordina sus derechos en este Contrato y en la Propiedad Arrendada a dicho gravamen. Sin embargo, en el caso de que dichos gravamenes sean hechos efectivos o ejecutados judicialmente, el titular de los derechos derivados del gravamen debera convenir en respetar este Contrato y aceptar el cumplimiento por parte del ARRENDATARIO

ELEVENTH. SUBORDINATION.

During the term of this Lease Agreement, LESSOR shall have the right to encumber its interest in the Leased Property or In this Lease Agreement for any purpose it deems convenient and LESSEE shall and hereby does subordinate its interest in this Lease Agreement and in the Leased Property to such encumbrances. However, in the event such encumbrances are foreclosed upon or judicially enforced, the one who holds the encumbrance shall agree to respect this Lease Agreement and accept the performance by LESSEE of its obligation hereunder. LESSEE shall execute any

de las obligaciones a que el mismo se refiere. El ARRENDATARIO debera ejecutar aquellos convenlos que el ARRENDADOR solicite para confirmar esta subordination y presentar cualesquier informacion financiera que se requiera en forma normal por cualesquier institution fiduciaria, banco o cualquier otra institution de credito reconocida.	agreement which may be required by LESSOR in confirmation with such subordination and submit whatever public finance data may normally be requested by any trust insurance, bank or other recognized lending institution.

Una vez que el ARRENDADOR notifique por escrito al ARRENDATARIO que aquella ha cedido sus derechos sobre este Contrato a una institution financiera como garantia de cualquier deuda o otra obligacian del ARRENDADOR, el ARRENDADOR no tendra derecho a modificar este Contrato con el objeto de reducir Ia renta, disminuir el termino o modificar o rehusar cualquier obligacion substantial del ARRENDATARIO sin el consentimiento por escrito por parte de tal institution financiera. Dicha obligacion continuara hasta en tanto la institucion financiera haya notificado al ARRENDATARIO, por escrito, que dicha cesion ha sido terminada, en el entendido de que si el ARRENDADOR no obtiene Ia autorizacion de dicha institucion financiera para Ilevar a cabo lo anterior, la modification de los terminos anteriormente estabiecidos no tendra ningun efecto contra la institucion financiera. Adernas, en caso de que la institucion financiera notifique por escrito al ARRENDATARIO que las rentas aqui convenidas deberan ser pagadas directamente a dicha institucion financiera o a su representante, el ARRENDATARIO estara obligado a pagar a dicha institution financiera o a su representante cada una de las rentas mensuales subsecuentes que venzan de acuerdo con este Contrato (asi como, en su caso, aquellas rentas no pagadas y vencidas con anterioridad, con los consecuentes intereses moratorios), hasta Ia fecha en que la institucion financiera notifique al ARRENDATARIO su autorizacion para que las rentas se paguen al ARRENDADOR o a cualquier otra persona que tenga derecho de recibirlas. Asimismo, Ia institucidn financiera no quedara obligada a reconocer aquellos pagos hechos por el ARRENDATARIO al ARRENDADOR desnues de que el ARRENDATARIO haya recibido la notification que lo obligue a hacer los pagos al dicha institucion financiera, siempre y cuando el ARRENDADOR este obligado a restituir dichos pagos a Ia institution financiera, sujeto a la tasa de interes aplicable de conformidad con el prestamo al ARRENDADOR.	Once LESSOR shall have notified LESSEE In writing that the former has assigned its interest in this Lease Agreement to any lending institution as security for a debt or other obligation of LESSOR, LESSOR shall not have the power to amend this Lease Agreements so as to reduce the rent, decrease the term or modify or negate any substantial obligation without the written consent of such lending Institution. Such obligation shall continue until the lending institution has notified LESSEE in writing that such assignment has been terminated, in the understanding that if LESSOR falls to obtain such lending institution’s approval to carry out the foregoing, the amendment of the terms above mentioned shall have no effect whatsoever as against such lending institution. In addition, if the lending institution shall notify LESSEE in writing requiring the payment of rents hereunder directly to such lending institution or its representative, then LESSEE shall be obligated to deposit with such lending institution or its representative each subsequent rental that may become due under this Lease Agreement (together with any unpaid rent then past due), until the date on which such lending institution notifies LESSEE authorizing payment of rent to LESSOR or other party entitled thereto. In addition, the lending institution shall not be bound to recognize those payments made to LESSOR after LESSEE has received notice requiring payments to be made to such lending institutions, provided that LESSOR shall be bound to immediately reimburse such payments to the lending institution, subject to interest at the punitive rate of interest under the loan to LESSOR.

DECIMA SEGUNDA. DERECHO DE PASO.	TWELFTH. RIGHT OF WAY.

En este acto se le otorga al ARRENDADOR y a quien este designe el derecho de paso sobre, a traves y por debajo de la Propiedad Arrendada, para entrar, salir, hacer instalaciones, reposiciones, reparaciones y mantenimiento de toda ciase de equipo en el techo de Ia Propiedad Arrendada asi como para llevar a cabo o instalar en la Propiedad Arrendada todo tipo de instalaciones accesorias a dicho equipo tales como postes, transformadores, medidores y cableado, en el entendido que al ejercitar cualquier derecho otorgado al ARRENDADOR en esta CIausula, este conviene en causar la interferencia minima con Ia posesion y uso por parte del ARRENDATARIO de la Propiedad Arrendada.	LESSOR and its designee are hereby granted a right-of-way upon, across, and under the Leased Property to enter, exit, make installations, replacements, repairs and maintain all kind of equipment on the roof of the Leased Property as well as to carry out or install on the Leased Property all accessory installations to such equipment, such as posts, transformers, meters and cable, the above in the understanding that in exercising any right LESSOR may have under this Clause, it agrees to cause only a minimum interference with LESSEE’s use and possession of the Leased Property.

DECIMA TERCERA. INDEMNIZACIONES.	THIRTEENTH. INDEMNIFICATIONS.

I. Indemnización por el ARRENDATARIO. El ARRENDATARIO se obliga a indemnizar y a mantener en paz y a salvo al ARRENDADOR, a los acreedores hipotecarios del ARRENDADOR, a los agentes, contratistas, subcontratistas, empleados, sucesores y cesionarios del ARRENDADOR (conjuntamente, las “Partes del ARRENDADOR”), de cualquier multa, reclamation, costa, demanda, daños, perdida, gasto (incluyendo honorarlos de abogados), juicios o responsabilidades de cualquier naturaleza (conjuntamente, las “Reclamaciones”) promovIdas por terceros partes y que surjan con motivo del uso o ocupacion de la Propiedad Arrendada por parte del ARRENDATARIO o sus SUBARRENDATARIOS, cesionarios, agentes, licenciatarlos, contratistas, subcontratistas, concesionarios o empleados (conjuntamente las “Partes del ARRENDATARIO”) o de cualquier otro acto, omision o hecho permitido o que sufra el ARRENDATARIO o las Partes del ARRENDATARIO por o en relacidn con la Propiedad Arrendada.	I. Compensation of the LESSEE. The LESSEE undertakes to indemnify and hold the LESSOR, harmless to the mortgagees of LESSOR, agents, contractors, subcontractors, employees, successors and assigns of LESSOR (collectively, “the LESSOR”) of any fines, claims, costs, claims, damages, losses, expenses (including attorneys’ fees), judgments or liabilities of any nature (collectively, “Claims”) promoted by third parties that arise in connection with the use or occupancy of the Leased Property by the LESSEE or its SUBLESSEES, assignees, agents, licensors, contractors, subcontractors, licensees or employees (collectively “the LESSEE”) or any other act, omission or event permitted or suffered by the LESSEE or the LESSEE by or in connection with the Leased Property.

II. Si cualquiera de dichas Reclamaciones es iniciada por un tercera parte en contra del ARRENDADOR y/o cualesquiera de las Partes del ARRENDADOR, a solicitud del ARRENDADOR, el ARRENDATARIO se obliga a defender, a su propio costo, al ARRENDADOR y/o a las Partes del ARRENDADOR involucradas en tal procedimiento, mediante la designation al efecto de un abogado aceptable para el ARRENDADOR y/o para las Partes del ARRENDADOR involucradas. En ningun caso estara obligado el ARRENDATARIO a indemnizar al ARRENDADOR o cualesquier Partes del ARRENDADOR si la Reclamation derive de actos o omisiones dolosas o negligentes del ARRENDADOR o bien de las Partes del ARRENDADOR que corresponda.	II. If any of these claims is initiated by a third party against the LESSOR and / or any of the LESSOR, at the request of the LESSOR, the LESSEE agrees to defend, at its own expense, to LESSOR and / or the LESSOR involved in such proceedings by appointing an attorney to effect acceptable to the LESSOR and / or for the LESSOR involved. In no event shall the LESSEE be obliged to indemnify the LESSOR or the LESSOR if any claim arising from the acts or omissions intentional or negligent acts of LESSOR or LESSOR Parties concerned.

III. Indemnizacion por el ARRENDADOR. Asimismo, el ARRENDADOR se obliga a indemnizar y a mantener en paz y a salvo al ARRENDATARIO y las Partes del ARRENDATARIO, de y en contra de cualesquier Reclamaciones promovidas por terceros parte y que surjan con motivo del uso o ocupacion de la Propiedad Arrendada por parte del ARRENDADOR o de las Partes del ARRENDADOR, o de cualquier otro acto, omision o hecho permitido o sufrido por el ARRENDADOR por las Partes del ARRENDADOR debido o en relacion con la Propiedad Arrendada.	III. Compensation of the LESSOR. Likewise, the LESSOR agrees to indemnify and hold harmless the LESSEE and the LESSEE, from and against any claims by third parties and that arise in connection with the use or occupancy of the Leased Property by the LESSOR or of the LESSOR or any other act, omission or event permitted or suffered by the LESSOR for the LESSOR because of or in connection with the Leased Property.

Si cualquiera de dichas Reclamaciones es iniciada por un tercero parte en contra del ARRENDATARIO y/o cualesquiera de las Partes del ARRENDATARIO, a solicitud del ARRENDATARIO, el ARRENDADOR se oblige a defender en tal procedimiento al ARRENDATARIO y/o a las Partes del ARRENDATARIO involucradas, al exclusivo costo del ARRENDADOR, mediante la designacion al efecto de un abogado aceptable para el ARRENDATARIO y/o para las Partes del ARRENDATARIO involucradas. En ningun caso estara obligado el ARRENDADOR a indemnizar al ARRENDATARIO o a cualesquier Partes del ARRENDATARIO si las Reclamaciones derivaron de actos o omisiones dolosas o negligentes del ARRENDATARIO o de dichas otras Partes del ARRENDATARIO.	If any of these claims is initiated by a third party against the LESSEE and / or any of the parties of that the request of the LESSEE, the LESSOR is obliged to defend in such proceedings to the LESSEE and / or the LESSEE involved, the exclusive of rental payments by designating the effect of a lawyer acceptable to the LESSEE and / or for the Parties of the LESSEE concerned. In no case the LESSOR is bound to compensate the LESSEEs or the Parties of the LESSEE If any claims arising from intentional acts or omissions or negligence of such other LESSEE of the Parties of the LESSEE.

IV. Prevalencia. Las disposiciones de esta Clausula permaneceran vigentes, aun despues de terminado por cualquier causa este Contrato de Arrendamiento, en relation con cualquier Reclamation impuesta en contra del ARRENDADOR o el ARRENDATARIO y hasta que expire el termino de prescription de los derechos correspondiente.	IV. Prevalence. The provisions of this Clause shall remain valid, even after completion for any reason this Lease, in connection with any claim laid against the LESSOR or the LESSEE and until expire of the relevant statute of limitations.

DECIMOCUARTA. DESOCUPACION.	FOURTEENTH. VACATING.

I. Desocupacion y Entrega. A la terminacion de este Contrato de Arrendamiento por cualquier causa, el ARRENDATARIO esta obligado a desocupar y regresar la posesion y uso de la Propiedad Arrendada al ARRENDADOR, sin retraso y sin necesidad de que el ARRENDADOR lo requiera o de una orden judicial; perfectamente limpia y en las mismas buenas condiciones que tenia Ia Propiedad Arrendada en la Fecha de Inicio de este Contrato de Arrendamiento, incluyendo condiciones ambientales, salvo por el desgaste del uso normal de sus construcciones. Para efectos de esta clausula, dichas condiciones ambientales significan las condiciones ambientales que se especifican en los estudios ambientales del Propiedad Arrendada entregados por el ARRENDADOR al ARRENDATARIO en Ia Fecha de Inicio, segun a la carta que se acompaña a este Contrato como Anexo “J”.	I. Vacating and Delivery. Upon termination of this Lease for any reason, the LESSEE is obliged to vacate and return possession and use of the Leased Property to the LESSOR without delay and without the lease required or a court order, perfectly clean and in the same good condition that had the Leased Property on the Commencement Date of this Lease, including environmental conditions, except for normal wear and tear of its buildings. For purposes of this clause, these environmental conditions mean environmental conditions specified in environmental studies of the Leased Property delivered by the LESSOR to the LESSEE at the Commencement Date, according to a letter that accompanies this Agreement as Exhibit “J”

II. Acta de Entrega y Recepcion. Las partes deberan dejar constancia, mediante acta que levanten y sea firmada por sus respectivos representantes legales, asi como prueba fehaciente que acredite el estado fisico de Ia Propiedad Arrendada, del acto por medio del cual el ARRENDATARIO regrese Ia por cual de Ia Propiedad Arrendada al ARRENDADOR y de cualquier circunstancia relacionada con dicha entrega y recepcion. En el Acta mencionada, las partes deberan, ademas, hacer constar que el ARRENDATARIO y entrée el ARRENDADOR recibio de conformidad los documentos sefialados en los III y IV de esta clausula, sin lo cual la entrega y recepcion de Ia posesion de la Propiedad Arrendada no podra considerarse concluida, y en este mismo caso tal circunstancia se entendera que es equivalente a una ocupacion indebida y, por tanto, seran aplicables todos los efectos selialados en la Clausula Decimocuarta.	II. Delivery and Receipt Act. The parties shall evidence through a recording document duly signed by their respective legal representatives, as well as proof attesting to the physical condition of the Leased Property of the act by which the LESSEE returns possession of the Leased Property to LESSOR and any circumstance related to such delivery and receipt. In the above Act, the parties should likewise be noted that the LESSEE and LESSOR was delivered under the documents specified in the III and IV of this clause, without which the delivery and receipt of possession of the Leased Property may not be considered completed, and in this case that fact means that it is equivalent to an improper occupation and, therefore, apply all effects specified in Clause Fourteenth.

III. Estudios Ambientales. Treinta (30) dias antes de la termination por cualquier causa de este Contrato de Arrendamiento, el ARRENDATARIO estara obligado a llevar a cabo a su entero costo, gasto y responsabilidad y a entregar al ARRENDADOR (i) un Estudio Ambiental sobre la Propiedad Arrendada realizado por una firma de consultores ambientales de buena reputation o satisfacción del ARRENDADOR y previamente aprobada por escrito por el ARRENDADOR (un “Consultor Ambiental Aprobado”), y en caso que dicho Fase I asi es requerida, un Estudio Ambiental de Sitio Fase II realizado sobre la Propiedad Arrendada por el Consultor Ambiental Aprobado, y/o demas estudios y informes en la medida en que tecnicamente o conforme a los Requisitos Ambientales sean necesarios o convenientes para confirmar que la Propiedad Arrendada esta libre de Condiciones de Contamination que deriven del use del ARRENDATARIO (o de cualquier Parte del ARRENDATARIO) de la Propiedad Arrendada y fisicamente se encuentra en las mismas condiciones ambientales en que la recibio en la Fecha de inicio de este Contrato de Arrendamiento, y (ii) copia de las notifications que presente el ARRENDATARIO por escrito ante cualquier autoridad competente (debidamente sellado de recibido por dichas autoridades) con respecto al cierre o cese de las operaciones o actividades del ARRENDATARIO en la Propiedad Arrendada, y copias completes de los registros relativos al procediemiento de abandono de	III. Environmental Studies. Thirty (30) days before the termination for any reason of this Lease, the LESSEE is obliged to carry out at their entire cost, expense and responsibility and deliver to LESSOR (i) an Environmental Study on the Leased Property made by an environmental consulting firm of good reputation or satisfaction of LESSOR and previously approved in writing by the LESSOR (an “Approved Environmental Consultant”), and should that Phase I approval is required, a Site Environmental Study Phase II on the Leased Property made by the Consultant Environmental Approved and/or other studies and reports on the extent to which technical or conforming to environmental requirements are necessary or desirable to confirm that the Leased Property is free from pollution conditions arising from LESSEE use (or any part of the LESSEE) of the Leased Property is physically located in the same environment in which it was received on the Commencement Date of this Lease, and (ii) copies of notifications submitted by the LESSEE in writing before any competent authority (duly stamped as received by the authorities) regarding the closure or cessation of operations or activities of the LESSEE in the Leased Property and complete copies of records concerning the procedure for abandonment of

sitio que en su caso deba seguir el ARRENDATARIO conforme a la legislation aplicable.	the site that in its case should follow the LESSEE under applicable law.

IV. Asimismo, el ARRENDATARIO estara obligado a entregar al ARRENDADOR dentro de los uItimos treinta (30) dias anteriores a Ia fecha de desocupacian y entrega de la posesion de la Propiedad Arrendada, (i) una actualization (preparada por un Consultor Ambiental Aprobado) de los estudios ambientales y/o en caso de haberse requerido Ilevar a cabo cualquer tipo de reparacion para hacer frente a las condiciones de contaminacion derivadas del uso del ARRENDATARIO (o de cualquier Parte del ARRENDATARIO) de la Propiedad Arrendada, los documentos siguientes: (ii) certificado de la autoridad competente, haciendo constar que la Propiedad Arrendada no se incluye dentro del Inventario Nacional de Sitios Contaminados; (iii) certificado emitido por el Registro Publico de la Propiedad, haciendo constar que en la facture real de la Propiedad Arrendada no existe anotacion de Condition de Contaminacion alguna que deriven del uso del ARRENDATARIO (o de cualquier Parte del ARRENDATARIO) de Ia Propiedad Arrendada; (iv) si con motivo del aviso presentado del cierre de instalaciones del ARRENDATARIO en Ia Propiedad Arrendada, la autoridad competente realizo una inspeccion y derivado de lo anterior fue iniciado un procedimiento administrativo, el ARRENDATARIO tambien debera entregar al ARRENDADOR un certificado emitido por la Procuraduria Federal de Proteccion al Ambiente y/o de la Secretaria del Medio Ambiente y Recursos Natureles y de cualquier otra autoridad local competente que proceda conforme a los Requisitos Ambientales, en que se haga constar que no existe obligacion alguna de cumplirse medidas y/o sanciones derivadas de tal inspeccion; y (v) en cualquier otro caso, certificado emitido por tales autoridades confirmando que con motivo del aviso de cierre de las instalaciones del ARRENDATARIO en la Propiedad Arrendada, no existe obligación alguna pendiente de ser dad de alta.	IV. Likewise, the LESSEE must deliver to LESSOR within the last thirty (30) days before the date of vacating and delivery of possession of the Leased Property, (i) an update (prepared by an environmental consultant Approved) of the environmental studies and/or if already required to conduct any remediation to address pollution conditions arising from the use of the LESSEE (or any of LESSEE Parle) Leased Property, documents identified in the twelfth clause number III (v), (ii) certificate of the competent authority stating that the Leased Property is not included in the National Inventory of Contaminated Sites, (iii) certificate issued by the Public Register Property, stating that the real folio Leased Property Condition no endorsement of any contamination arising from the use of the LESSEE (or any part of the LESSEE) of the Leased Property, (iv) if by reason of the notice filed of LESSEE closing facilities in the Leased Property, the competent authority and conducted an inspection of the above derivative was initiated an administrative proceeding, the LESSEE likewise must deliver to LESSOR a certificate issued by the Federal Attorney for Environmental Protection and / or Secretariat of Environment and Natural Resources and any local authority to proceed according to environmental requirements, in which it is shown that there is no obligation to enforce measures and / or penalties for such inspection, and (v) in any other case certificate issued by such authorities confirmed that on the occasion of the notice of closure of the facilities of the LESSEE in the Leased Property, there is no obligation to be discharged.

V. La entrega de Ia documentación indicada en los parrafos anteriores de esta clausula por parte del ARRENDATARIO, no libera al ARRENDATARIO de cualquier obligacion de cumplir con Ia presentacion de otros estudios y/o informacion ante las autoridades competentes conforme a los Requisitos Ambientales, derivado del cierre de las instalaciones del ARRENDATARIO en Ia Propiedad Arrendada.	V. The delivery of the documentation indicated in the preceding paragraphs of this clause by the LESSEE, may not relieve the LESSEE from any obligation to comply with the submission of further studies and / or information to the competent authorities pursuant to Environmental, derived from the closure of facilities in the LESSEE in the Leased Property.

VI. En este acto, las partes convienen que ninguna de las garantias otorgadas per el ARRENDATARIO o sus fiadores garantizando el cumplimiento de este Contrato de Arrendamiento por parte del ARRENDATARIO a favor del ARRENDADOR podre cancelarse sin la previa confirmacion del ARRENDADOR otorgada por escrito manifestando haberse cumplido todos los requisitos sehalados en este Clausula.	VI. In this act, the parties agree that none of the rights guaranteed by the LESSEE or his sureties guaranteeing the fulfillment of this Lease by the LESSEE for the LESSOR may be canceled without prior confirmation granted in writing by stating having completed all the requirements set out in this Clause.

VII. Propiedades del ARRENDATARIO. Salvo que de otra forma lo acuerden las partes por escrito, todos los muebles y instalaciones comerciales del ARRENDATARIO y otros equipos que no se encuentre permanentemente unido a la Propiedad Arrendada que coloque o instale el ARRENDATARIO en la Propiedad Arrendada, los bienes siguen siendo propiedad del ARRENDATARIO y debera remover a la terminacion por cualquier causa de este Contrato de Arrendamiento, debiendo el ARRENDATARIO reparar a su costo todos los daños que resuiten de la instalacion, mantenimiento o la retirada de dichos bienes, incluyendo todos los anuncios, letreros, marquesinas y instalaciones de naturaleza similar del ARRENDATARIO.	VII. LESSEE Properties. Unless otherwise agreed by the parties in writing, all the furniture and commercial installations of the LESSEE and other equipment is not permanently attached to the Leased Property to place or install the LESSEE in the Leased Property, goods remain property of the LESSEE and must remove the termination for any reason of this Lease, the LESSEE must repair at its expense all damage resulting from the installation, maintenance or removal of such property, including all advertisements, signs, awnings and facilities similar nature of the LESSEE.

VIII. Abandono de Bienes del ARRENDATARIO. El ARRENDATARIO expresamente reconoce y conviene que cualquier bien de su propiedad que permanezca en es Propiedad Arrendada por mas de treinta (30) dias despues de terminacion por cualquier causa este Contrato de Arrendamiento, se entendera abandonada, sin necesidad de cumplir con formalidad alguna, incluyendo orden judicial.	VIII. Abandonment of Property of the LESSEE. The LESSEE expressly acknowledge and agree that any property it own that remains in the Leased Property for more than thirty (30) days after the termination for any reason this Lease, shall be considered abandoned, without having to comply with any formalities, including warrant.

DECIMOQUINTO. INCUMPLIMIENTOS Y RECURSOS.	FIFTEENTH. DEFAULTS AND REMEDIES.

I. Fallas del ARRENDATARIO. Cada uno de los siguientes casos sera una causa de fracasos (“Causa de Incumplimiento”) del ARRENDATARIO conforme a este Contrato de Arrendamiento, si el ARRENDATARIO no remedia la causa de Incumplimiento dentro del periodo correspondiente para hacerlo.	I. Failures of the LESSEE. Each of the following cases will be a cause of failure (“Failure Cause”) of LESSEE under this Lease, if the LESSEE fails to remedy the causes of default within the applicable period for doing so.

II. Salvo que expresamente se establezca algo distinto para un caso especifico, el plazo para subsanar una Causa de lncumplimiento sere de treinta (30) dias contados a partir de que ARRENDATARIO reciba el aviso por escrito del ARRENDADOR especificando la Causa de Incumplimiento.	II. Unless explicitly set something different for a specific case, the period to remedy a Failure Cause shall be thirty (30) days from that LESSEE receives written notice from LESSOR specifying the Cause of Failure.

III. Causas de Incumplimiento:	III. Failure Causes:

(a) Si el ARRENDATARIO opera o utilize la Propiedad Arrendada pare cualquier use distinto al Uso Autorizado;	(a) if LESSEE operates or uses the Leased Property for any use other than the purposes authorized;

(b) Si el ARRENDATARIO no cumple con el pago punctual de cualquier cuota mensual del alquiler o otro pago del que sea responsible en virtud del presente Contrato. El plazo pare subsanar esta Causa de Incumplimiento es de cinco (5) dias naturales;	(b) If the LESSEE fails to comply with the timely payment of any monthly installment of rental or other payment it is responsible hereunder. The period to remedy the causes of default is five (5) calendar days;

(c) Si cualquiera de los seguros que deban ser mantenidos por el ARRENDATARIO de conformidad con este Contrato es canceledo, rescindido, no es renovado o se reduce o modifica sin el consentimiento previo y por escrito del ARRENDADOR. El plazo pare subsanar esta Causa de Incumplimiento es de cinco (5) dias naturales;	(c) If any insurance that must be maintained by the LESSEE under this Agreement is canceled, terminated, not renewed or reduced or modified without the prior written consent of LESSOR. The period to remedy the causes of default is five (5) calendar days;

(d) Si el ARRENDATARIO intenta o Ileva a cabo una cesion, subarrendamiento o cualquier otro traspaso de sus derechos o obligaciones derivados de este Contrato de Arrendamiento, sin la previa aprobacion por escrito del ARRENDADOR. En este caso, no existira plazo para subsanar la Causa de Incumplimiento;	(d) If LESSEE attempts or carry out an assignment, subletting or other transfer of its rights or obligations under this Lease, without the prior written approval of LESSOR. In this case, there is no time to remedy the causes of default;

(e) Si el ARRENDATARIO no suscribe cualquier instrument de subordinacion, modificacion o certificado dentro de los periodos establecidos en la Clausula decimo primera anterior, una vez que el ARRENDADOR le haya hecho una solicitud de dichos instrumentos o certificados;	(e) if the LESSEE does not endorse any instrument of subordination, amendment or certificate within the periods stipulated in Clause Eleventh, once the LESSOR has made a request of such instruments or certificates;

(f) Si el ARRENDATARIO o cualquiera de las Partes del ARRENDATARIO no acata o incumple cualquier disposicion de la Reglamentacion Aplicable a la Propiedad Arrendada, incluyendo las modificaciones que se hagan en cualquier tiempo, en el entendido que si el ARRENDATARIO o cualquiera de las Partes del ARRENDATARIO incumplen la misma disposicion o reglamento en mas de dos ocasiones, el tercer incumplimiento se considerara una Causa de Incumplimiento (sin necesidad de aviso y sin existir plazo para subsanar este incumplimiento).	(f) if the LESSEE or any of the LESSEE fails to comply with or contravenes any provision of the regulations applicable to the Leased Property, including amendments made at any time, with the understanding that if the LESSEE or any party LESSEE breach of that provision or regulation in more than two occasions, the third violation is considered a Cause of Default (without notice and without existing period to remedy such failure).

(g) Si el ARRENDATARIO o garante o fiador de las obligaciones del ARRENDATARIO bajo este Contrato (i) hace cesion de sus bienes en beneficio de acreedores; (ii) inicia cualquier proceso, procedimiento o otra accion para obtener una orden de liberacion a su favor como deudor o para ser declarado en quiebra o insolvente, o buscar reorganizacion, arreglo, ajuste, liquidacion, disolucion o la reestructura de sus deudas o (iii) le es designado, para la administration de parte o	(g) if the LESSEE or guarantor or surety of the obligations of LESSEE under this Agreement (i) makes sale of its assets for the benefit of creditors, (ii) begins any process, procedure or other action to obtain his release as debtor or to be declared bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or restructuring of

todos sus bienes, un interventor, fiduciario, custodio o cualquier otro funcionario similar (conjuntamente el “procedimiento de liberacion”); (iv) queda sujeto a cualquier procedimiento de liberacion que no se concluya dentro de sesenta (60) dias siguientes de haberse promovido; o (v) deja de existir legalmente (en caso de que el ARRENDATARIO, garantor o fiador sea una sociedad, asociacion o otra entidad), no haciendo perfodo para subsanar en esta ultima Causa de Incumplimiento;	its debts or (iii) he is appointed to manage part or all of its assets, a financial controller trustee, custodian or other similar officer (collectively, the “release procedure”), (iv) is subject to any release procedure is not completed within sixty (60) days of being promoted, or (v) leaves legally exist (if LESSEE, guarantor or surety is a company, partnership or other entity), not making time to remedy the latter Cause of Default;

(h) Si el ARRENDATARIO deja de operar o abandona la Propiedad Arrendada por un periodo que exceda de treinta (30) dias;	(h) if the LESSEE ceases to operate or abandons the Leased Property for a period exceeding thirty (30) days;

(i) Si el ARRENDATARIO incumple con cualquier otra de las obligaciones a su cargo en este Contrato y continua sin subsanarla al termino de treinta (30) dias contados a partir de la notification del ARRENDADOR manifestando la Causa de Incumplimiento del ARRENDATARIO de que se trate.	(i) If the LESSEE fails to comply with any of his / her obligations in this Agreement and continues without redress at the end of thirty (30) days after notification of the LESSOR stating the causes of default of the LESSEE concerned.

IV. Responsabilidad de las Partes. De conformidad con la Reglamentacion Aplicable y las disposiciones de este Contrato de Arrendamiento y siempre que el ARRENDATARIO se encuentre en cumplimiento de todas sus obligaciones conforme a este Contrato, el ARRENDADOR garantiza al ARRENDATARIO el uso y disfrute pacifico de la Propiedad Arrendada durante el Termino del Arrendamiento.	IV. Responsibility of Parties. In accordance with the applicable regulations and the provisions of this Lease and provided that the LESSEE is in compliance with all its obligations under this Agreement, the LESSOR warrants to LESSEE peaceful use and enjoyment of the Leased Property during the Term of lease.

V. El ARRENDATARIO reconoce que sus obligaciones de usar, desocupar y regresar la posesion de la Propiedad Arrendada estan regidas por las disposiciones antes mencionadas. Por lo tanto, el ARRENDATARIO en este acto expresamente renuncia a cualesquier otros derechos que contravengan las disposiciones de este Contrato de Arrendamiento en cuanto a cualquier clase de derecho pare retener la posesion la Propiedad Arrendada.	V. The LESSEE acknowledges that its obligations to use, vacate and return possession of the Leased Property, are governed by the above provisions. Therefore, the LESSEE in this act expressly waives any other rights that contravene the provisions of this Lease as to any kind of right to retain possession of the Leased Property.

VI. Recursos del ARRENDATARIO / División de la Responsabilidad. El ARRENDADOR no estara en incumplimiento de este Contrato, salvo que el ARRENDADOR incumpla con cualquiera de sus obligaciones al termino de un plazo de treinta (30) dias siguientes a que reciba el aviso por escrito por parte del ARRENDATARIO especificando dicho incumplimiento o al termino de cualquier otro plazo pactado por el ARRENDADOR y el ARRENDATARIO que se requiera pare corregir el incumplimiento de que se trate.	VI. LESSEE Resources / Division of Accountability. The LESSOR will not be in breach of this Agreement, unless the LESSOR fails any of its obligations after a period of thirty (30) days after receiving written notice from the LESSEE specifying such failure or the end of such other period as agreed between the LESSOR and the LESSEE is required to correct the breach concerned.

(a) Todas las obligaciones del ARRENDADOR en este Contrato de Arrendamiento seran obligatorias para el ARRENDADOR unicamente durante el periodo en que sea la Propiedad Arrendada y no despues. El termino “ARRENDADOR” en este Contrato de Arrendamiento significa solamente el propietario de la Propiedad Arrendada durante ese tiempo.	(a) All obligations of LESSOR in this Lease shall be binding upon. LESSOR for only as long as it Is the LESSOR of the Leased Property and not after. The term “LESSOR” in this Lease means only the LESSOR of the Leased Property during that time.

(b) Una vez transmitido el domicilio de la Propiedad Arrendada por parte de dicho propietario, en ese momento dicho propietario quedare liberado del cumplimiento de toda y cualquier obligacion que le derive como ARRENDADOR. Sin embargo, dichas obligaciones deberan ser cumplidas durante el Termino del Arrendamiento por cada nuevo propietario durante el tiempo en que sea propietario de la Propiedad Arrendada, de conformidad con lo estipulado en el Codigo Civil Aplicable en su Articulo correlativo a lo dispuesto el articulo 2409 del Codigo Civil Federal.	(b) Having passed the home of the Leased Property by that LESSOR, then such LESSOR shall be relieved of compliance with any and all obligation which arises as LESSOR. However, such obligations should be fulfilled during the lease term for each new LESSOR during the time he is the LESSOR of the Leased Property in accordance with the provisions of the Civil Code applicable in Article correlative to the provisions of Article 2409 Federal Civil Code.

VII. Recursos del ARRENDADOR. Al ocurrir una Causa de Incumplimiento, el ARRENDADOR podra ejercer cualquiera de los siguientes recursos:	VII. Resources of the LESSOR. If a Cause of Default occur, the LESSOR may exercise any of the following resources:

(a) Dar por terminado este Contrato de Arrendamiento, en ese caso el ARRENDATARIO estara obligedo a pagar de imediato el saldo insoluto del Precio total del Arrendamiento y demas adeudos a cargo del ARRENDATARIO, incluyendo primes de seguros, cuotas de mantenimiento y demas Gastos Reembolsables, y todos los gastos en que incurra el ARRENDADOR para lograr el pago efectivo de las obligaciones adeudadas por el ARRENDATARIO, incluyendo intereses acumulados a Tasa de Interes, honorarios de abogados y peritos, y gastos y costos judiciales, para recuperar la posesion de y restituir la Propiedad Arrendada a las mismas condiciones en que la entregaron al ARRENDATARIO.	(a) Terminate this Lease, then the LESSEE will be obliged to immediately pay the unpaid balance of the total price of leases and other debits charged to the LESSEE, including insurance premiums, maintenance fees and other reimbursable expenses, and all expenses incurred by the LESSOR to make actual payment of the liabilities of the LESSEE, including interest earned to the Interest Rate, attorneys and experts fees and expenses and court costs, to recover possession of and restore the Leased Property to the same conditions that gave the LESSEE.

(b) cumplir con cualquier obligacion con la que el ARRENDATARIO no haya cumplido y, en caso de que asi lo deciden al ARRENDADOR, el ARRENDATARIO estara obligado a rembolsar al ARRENDADOR todos los casos y gastos incurridos por el ARRENDADOR en la ejecucidin de tal obligacion, mas los intereses acumulados a la Tasa de Interes, a partir de la fecha en que el ARRENDADOR incurrio en tales costos y gastos y hasta la fecha en que el ARRENDADOR efectivamente reciba el pago del principal y los intereses acumulados. Estos pagos seran considerados parte del Precio del Arrendamiento y/o los Gastos Reembolsables para efectos de este Contrato de Arrendamiento.	(b) to comply with any obligation which the LESSEE has not complied and, if they so choose the lease, the LESSEE is obliged to reimburse the LESSOR all cases and expenses incurred by the LESSOR in the implementation of such an obligation, plus accrued interest at the Interest Rate, from the date the LESSOR incurred such costs and expenses until the date on which the lease actually receives the payment of principal and accrued interest. These payments are considered part of rental and/or reimbursable expenses for purposes of this Lease.

(c) Todos y cada uno de los recursos consignados a favor del ARRENDADOR en este Contrato de Arrendamiento seran adicionales a cualquier otra action que el ARRENDADOR pueda ejercitar conforme a la ley en defensa de sus intereses.	(c) Each and every one of the resources appropriated for the LESSOR in this Lease shall be additional to any other action as the LESSOR may exercise under the law to protect their interests.

DECIMOSEXTO. DEPOSITO. El ARRENDATARIO en este acto asume su obligacion para depositar la cantidad de $74,537.34 dólares (Setenta y cuatro mil quinientos treinta y siete dólares 34/100, moneda de los Estados Unidos de America), equivalente a un (01) mes de renta. El mencionado deposito en garantia por el cumplimiento de las obligaciones asumidas en este Contrato por el ARRENDATARIO, incluira pero no estara limitado al pago de rentas, daños ambientales o contaminacion de la Propiedad Arrendada, y sera devuelto al ARRENDATARIO por el ARRENDADOR al termino de este Contrato de Arrendamiento o cualquiera de sus extensiones, una vez que el ARRENDATARIO compruebe que ha cumplido con todas sus obligaciones y que no existen obligaciones de pago pendientes, de otra forma el ARRENDADOR queda expresamente autorizado a utilizer tal deposito para cubrir las cantidades que se adeudaren por cualquier concepto al ARRENDADOR.	SIXTEENTH. SECURITY DEPOSIT. LESSEE hereby assumes its obligation to deposit the amount of $74,537.34 dollars (seventy four thousand five hundred and thirty seven dollars 34/100 currency of the United States) equivalent to one (01) month rent. Said deposit will guaranty the compliance of the obligations assumed hereunder by LESSEE, including but not limited to payment of rents, environmental damage or contamination of the Leased Property, and shall be reimbursed to LESSEE by LESSOR upon termination of the Lease Agreement, once LESSEE provides evidence that all obligations have been complied with and that there are no pending payments in relation to the obligations assumed herein, otherwise LESSOR is expressly authorized to use such deposit to cover amounts owed under any title to LESSOR.

DECIMOSEPTIMO. GARANTIA.	SEVENTEENTH. GUARANTY.

Queda claramente entendido que el ARRENDADOR ha sido inducido a entrar en este Contrato con el ARRENDATARIO debido a las garantias presentadas por el ARRENDATARIO. En consecuencia, el ARRENDATARIO acuerda y asegura que otorga una Garantia, la cual se agrega al presente contrato como Anexo “K” misma que sera entregada por parte de “Footprint U.C.” (“GARANTOR”), para asegurar la aceptacion del ARRENDATARIO a todos los compromisos, condiciones, responsabilidades y convenios, incluyendo aquellos relativos a la aplicacion de mecanismos de restauracion de contingencias ambientales y contaminacion de la Propiedad Arrendada, segun se establecen en este Contrato de Arrendamiento.	It is clearly understood that LESSOR has been Induced to enter into this Lease with LESSEE due to the guaranties to be submitted by LESSEE. Consequently, LESSEE hereby agrees and assures that a Guarantee under the form of Exhibit “K” attached hereto, is given by “Footprint U.C” (“GUARANTOR”), to insure the adherence by LESSEE of all of the conditions, covenants, obligations, including those concerning the application of mechanisms of restoration in the event of an environmental damage and contamination of the Leased Property, liabilities and agreements set forth in this Lease Agreement.

DECIMOOCTAVO. RENUNCIA.	EIGHTEENTH. WAIVER.

La renuncia, retraso o falta de ejercicio por cualquiera de las partes a sus derechos a exigir el cumplimiento de cualquier disposicion de este Contrato de Arrendamiento, no sera una renuncia o limitation a los derechos de dicha parte para exigir el cumplimiento de la misma o otras disposiciones de este Contrato de Arrendamiento en el futuro.	The waiver, delay or non-exercise by either party of their rights to enforce any provision of this Lease, will not be a waiver or limitation on the rights of such party to enforce the same or other provisions of this Lease in the future.

DECIMONOVENO. NOTIFICACIONES.	NINETEENTH. NOTICES.

Todas las notificaciones a que se refiere el presente Contrato, y remitidas entre cada una de las partes a la otra, deberan ser dirigidas al domicilio que estan establecieron en las Declaraciones de este contrato, dirigidas al representante legal de la parte correspondiente, con atencion a su Gerente General en esta ciudad de Mexicali, Baja California, Mexico, o a cualquier otro domicilio y nombres que de tiempo en tiempo sea proporcionado por las partes. Dichas notificaciones seran hechas por escrito y enviadas por correo certificado, por fax, o entregados personalmente cuando sea posible, y surtiran efectos siete (7) dias despues de la fecha enviada por correo o en la fecha en que se entreguen personalmente. Las notificaciones por duplicado se enviaran por correo aereo certificado, franqueo pre-pagado, a aquellas direcciones que en forma adicional soliciten de tiempo en tiempo cualesquiera de las partes por escrito.	All notices under this Lease Agreement, sent for by one party to the other, shall be forwarded to the corresponding address mentioned by each party on the Recitals of this contract, in care of their corresponding legal representatives, copied to their General Manager in this city of Mexicali, Baja California, Mexico, or such other addresses and names as may from time to time be furnished by the parties hereto. Said notices shall be in writing and sent registered mail, by fax, or hand-delivered when possible, and shall be effective seven (7) days after the date of mailing thereof, or on the date they are hand-delivered. Duplicate notices shall be sent by certified airmail, postage prepaid, to such additional addresses as may from time to time be requested in writing by the parties hereto.

VIGESIMO. CASO FORTUITO Y FUERZA MAYOR.	TWENTIETH. FORTUITOUS EVENT AND FORCE MAJEURE.

Ninguna de las partes sera responsable por retrasos o incumplimiento de cualquiera de las obligaciones a su cargo bajo este Contrato (se exceptaan obligaciones de pago de dinero) si dicho retraso o incumplimiento es ocasionado por una Causa de Fuerza Mayor, pero solo durante el tiempo que perdure dicha causa. Para efectos de este Contrato de Arrendamiento, una Causa de Fuerza Mayor significara una causa enteramente fuera del control de cualquiera de las partes, tales como antidisturbios, insurrecciones, ley martial, retrasos gubernamentales, conmociones civiles, guerra, incendio, inundaciones, temblores o otros siniestros o otros casos fortuitous de Dios.	Neither party shall be liable for delays or failure of either his / her obligations under this Agreement (with the exception of cash payment obligations) if such delay or failure is caused by a Force Majeure Cause, but only for as long as endure the cause. For purposes of this Lease, a Cause of Force Majeure will mean a cause entirely beyond the control of either party, such as riots, insurrection, martial law, governmental delays, civil commotions, war, fire, floods, earthquakes or other accidents or acts of God.

VIENTIUNO. CONFIDENCIALIDAD.	TWENTY-FIRST. CONFIDENTIALITY.

Cualquier information y asesoria proporcionada por las partes por virtud de este Contrato o relacionado con la investigation, tecnologia analisis, experiencia, operation, metodo metodologia o practicas de las partes, asi como toda la informacion contenida en manuales, estudios, audios, graficas y materiales electronicos, y cualquier otro documento o comunicaciones orales o escritas (“Informacion Confidencial”) debera considerarse y tratarse como confidencial por la parte receptora, sus afiliados, subsidiarias, accionistas, directores, funcionarios y empleados como si fuera propia y no podra duplicarse o revelarse de forma alguna por la parte receptora, sus accionistas, directores, funcionarlos y empleados a	Any information and advice provided by the parties under this Agreement or related research, technology analysis, experience, operation, method, methodology or practices of the parties and all information contained in manuals, studies, audio, graphics and materials electronic, and any other documents or oral or written communications (“Confidential Information”) shall be considered and treated as confidential by the receiving party, its affiliates, subsidiaries, shareholders, directors, officers and employees as its own and may

cualquter tercero, sin la autorizacion previa y por escrito de la parte que la proporciona, salvo que la revelacidn de dicha Information Confidencial sea requerida por orden judicial o administrativa expedida por autoridades estatales y/o federales competentes, o sea revelada en relacion con el cumplimiento forzoso de este Contrato de Arrendamiento.	not be duplicated or disclosed any way by the receiving party, Its shareholders, directors, officers and employees to any third party without the prior written consent of the party provides, except that disclosure of such Confidential Information is required by court or administrative order issued by state and/or federal authorities, or be disclosed under the indenture of this Lease.

A la terminacion de este Contrato por cualquier motivo, las partes deberan regresarse toda Informacion Confidencial recibida de la otra parte, incluyendo todas y cada una de las copias que se hayan obtenido respecto de dicha informacion. Las obligaciones de confidencialidad y de la no divulgacion contendia en esta clausula continuaran en vigor incluso aun despues de la terminacion por cualquer motive de este Contrato de Arrendamiento.	Upon termination of this Lease for any reason, the parties must return all Confidential Information received from the other party, including any and all copies have been obtained in respect of such information. The obligations of confidentiality and non-disclosure contained in this clause shall remain in force even after termination for any reason of this Lease.

VEINTE SEGUNDO. DERECHO DEL TANTO.	TWENTY-SECOND. RIGHT OF FIRST REFUSAL.

El ARRENDATARIO expresamente renuncia a cualquier derecho de preferencia o del tanto para comprar la Propiedad Arrendada y a recibir indemnizacian por cualquier mejora que haga a la Propiedad Arrendada. En este acto el ARRENDATARIO renuncia a los derechos anteriores que en su caso le conceda la ley aplicable.

The LESSEE expressly waives any right of preference or both to buy the Leased Property and to receive compensation for any improvements made to the Leased Property.

In this event, LESSEE waives the previous rights granted if the applicable law.

VIENTI TRES. INTEGRIDAD DEL CONTRATO.	TWENTY-THIRD. ENTIRE AGREEMENT.

I. Integridad del Contrato Entero. Este Contrato de Arrendamiento y todos sus Anexos constituyen el acuerdo complete entre las partes en cuanto al tema, y respecto a su objeto, y sustituye y anula cualquier acuerdo anterior entr las partes en relacian con el mismo.	I. Entire Agreement. This Lease and all its annexes constitute the entire agreement between the parties as to the subject, and supersedes and nullifies any previous agreement between the parties relating thereto.

II. Plazos. Salvo que de otra forma se especifique, todos los terminos (dia, mes o año) establecidos en este Contrato de Arrendamiento se entenderan como terminos naturales.	II. Period. Unless otherwise specified, all terms (day, month or year) set forth in this Lease shall be natural terms.

III. Modificaciones. Este Contrato de Arrendamiento no podra ser modificado de forma alguna sin el previo acuerdo por escrito del ARRENDADOR y el ARRENDATARIO.	III. Modifications. This Lease shall not be altered in any way without prior written agreement of the LESSOR and LESSEE.

IV. Rubricas. Las partes convienen en que los encabezamientos en este Contrato de Arrendamiento

se insertan unicamente como referencia y no podran ser utilizados en la interpretation del mismo.	IV. Headings. The parties agree that the headings in this Lease Agreement are inserted for reference only and may not be used in the interpretation.

V. ldioma. Este Contrato de Arrendamiento se lleva a cabo en las idiomas Español y Ingles, en el entendido de que en caso de cualquier discrepancia entre dichas versiones, Ia version en idioma Español prevalecera.	V. Language. This Lease is held in Spanish and English languages, on the understanding that in case of any discrepancy between such versions, the Spanish language version shall prevail.

VIENTI CUARTO. IDIOMA.	TWENTY-FOURTH. LANGUAGE.

Este Contrato de Arrendamiento se lleva a cabo en en

las idiomas Español y Ingles; en el entendido de que en caso de cualquier discrepancia entre dichas versiones, la version en idioma Español prevalecera.

This Lease is held in Spanish and English languages, on the understanding that in case of any discrepancy between such versions, the Spanish language version shall prevail.

VIENTI CINCO. LEY Y JURISDICCION APLICABLES.	TWENTY-FIFTH. APPLICABLE LAW AND JURISDICTION.

Las partes acuerdan que para la interpretacion, cumplimiento y ejecucion de este Contrato de Arrendamiento seran aplicables las leyes del estado de Baja California y su Codigo Civil, y en caso de controversia, las partes se someten a los tribunales competentes de la Ciudad de Mexicali, Estado de Baja California, renunciando expresamente a cualquier otra jurisdiccion que pudiera corresponderles en razon de sus domicilios presentes o futuros o por cualquier otro motivo. Las partes acuerdan que para efectos de este Contrato de Arrendamiento el Codigo Civil Aplicable en el lugar en que la Propiedad Arrendada se ubica.	The parties agree that for the interpretation, compliance and enforcement of this Lease shall apply the laws of the state of Baja California and its Civil Code, and in case of dispute, the parties submit to the competent courts of the City of Mexicali, Baja California State, expressly renouncing any other jurisdiction that may be applicable due to their present or future domiciles or for any other reason. The parties agree that for purposes of this Lease the Civil Code applicable in the place where the Leased Property is located.

ENTERADAS LAS PARTES del contenido y alcance de este Contrato de Arrendamiento, y puesto que para su conclucion no ha fraude mediático, violencia, mala fe o cualquier vicio que invalide sus respectivas voluntades, lo ratifican y firman a traves de sus representantes legales, en este dia primero (01) de Agosto del año dos mil diecinueve (2019).	THE PARTIES acknowledge that they are aware of the content and scope of this Lease, and since for its conclusion not mediated fraud, violence, bad faith or any defect that would invalidate their respective wishes, ratify and sign through their legal representatives, on this the first (01) day of August, on the year two thousand nineteen (2019).

“ARRENDADOR”	“LESSOR”

/s/ PABLO CHARVEL OROZCO	/s/ PABLO CHARVEL OROZCO
INMOBILIARIA LA RUMOROSA, S.A. OF C.V. Representada en este acto por PABLO CHARVEL OROZCO	INMOBILIARIA LA RUMOROSA, S.A. OF C.V. Represented in this acty by PABLO CHARVEL OROZCO

“ARRENDATARIO”	“LESSEE”

/s/ TROY M. SWOPE	/s/ TROY M. SWOPE
FOOTPRINT MX, S. DE R.L. DE C.V. Representada en este acto por TROY M. SWOPE	FOOTPRINT MX, S. DE R.L. DE C.V. Represented in this act by TROY M. SWOPE

“TESTIGO”	“WITNESS”

/s/ [witness signature]	/s/ [witness signature]

“TESTIGO”	“WITNESS”

/s/ Eugenio L.	/s/ Eugenio L.

Anexo A / Exhibit A

[Intentionally omitted pursuant to Item 601(a)(5) of Regulation S-K]

Anexo B / Exhibit B

[Intentionally omitted pursuant to Item 601(a)(5) of Regulation S-K]

Anexo C / Exhibit C

[Intentionally omitted pursuant to Item 601(a)(5) of Regulation S-K]

Anexo D / Exhibit D

[Intentionally omitted pursuant to Item 601(a)(5) of Regulation S-K]

Anexo E / Exhibit E

[Intentionally omitted pursuant to Item 601(a)(5) of Regulation S-K]

Anexo F / Exhibit F

[Intentionally omitted pursuant to Item 601(a)(5) of Regulation S-K]

Anexo G / Exhibit G

[Intentionally omitted pursuant to Item 601(a)(5) of Regulation S-K]

Anexo H / Exhibit H

[Intentionally omitted pursuant to Item 601(a)(5) of Regulation S-K]

Anexo I / Exhibit I

[Intentionally omitted pursuant to Item 601(a)(5) of Regulation S-K]